Exhibit 10.36

SALE, PURCHASE AND ESCROW AGREEMENT (PROPERTY POOL A)

BETWEEN

GRE Glendale LLC, a Delaware limited liability company

GRE Empire Towers LP, a Delaware limited partnership

GRE Cornerstone LLC, a Delaware limited liability company

GRE Kearny Mesa LP, a Delaware limited partnership

GRE Rio Vista LP, a Delaware limited partnership

GRE Walnut Creek LLC, a Delaware limited liability company

(collectively, Sellers)

AND

PACIFIC OFFICE MANAGEMENT, INC. (Purchaser)

AND

FIRST AMERICAN TITLE INSURANCE COMPANY (Escrow Agent)

i

4.2.3 FIRPTA Affidavit	14
4.2.4 Closing Statement	14
4.2.5 Closing Documents	14
4.2.6 Cash – Prorations	14
4.2.7 California Form 593-C	14
4.2.8 Owner’s Affidavit	14
4.3 Failure to Deliver	14

ARTICLE V INVESTIGATION OF PROPERTY	15
5.1 Delivery of Documents	15
5.1.1 Preliminary Title Report	15
5.1.2 Natural Hazard Disclosure Reports	15
5.2 Physical Inspection of Property	15
5.3 Due Diligence Period	15
5.3.1 Title and Survey	15
5.3.2 General Investigation	16
5.4 Effect of Termination	16
5.5 No Obligation to Cure	16

ARTICLE VI THE CLOSING	16
6.1 Date and Manner of Closing	16
6.2 First Purchaser Extension	17

ARTICLE VII PRORATION, FEES, COSTS AND ADJUSTMENTS	17
7.1 Prorations	17
7.2 Seller’s Closing Costs	21
7.3 Purchaser’s Closing Costs	21

ARTICLE VIII DISTRIBUTION OF FUNDS AND DOCUMENTS	21
8.1 Delivery of the Purchase Price	21
8.2 Space Lease	21
8.3 Other Monetary Disbursements	21
8.4 Recorded Documents	21
8.5 Documents to Purchaser	22
8.6 Documents to Seller	22
8.7 All Other Documents	22

ARTICLE IX RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION	22
9.1 Return of Seller’s Documents	22
9.2 Return of Purchaser’s Documents	23
9.3 Deposit	23
9.4 Disbursement of Deposit	23
9.5 No Effect on Rights of Parties; Survival	23

ARTICLE X DEFAULT	24
10.1 Seller’s Remedies	24

10.2 Cross-Default	26
10.3 Purchaser’s Remedies	26

ARTICLE XI REPRESENTATIONS AND WARRANTIES	27
11.1 Seller’s Warranties and Representations	27
11.1.1 No Broker	28
11.1.2 Organization	28
11.1.3 Power and Authority	29
11.1.4 Proceedings	29
11.1.5 Contravention	29
11.1.6 Compliance	29
11.1.7 Employees	29
11.1.8 Leases	29
11.1.9 Due Diligence Materials	29
11.1.10 Litigation	30
11.1.11 Patriot Act	30
11.1.12 Patriot Act Notice	30
11.1.13 Investment	31
11.2 Purchaser’s Warranties and Representations	31
11.2.1 No Broker	31
11.2.2 Power and Authority	31
11.2.3 Independent Investigation	31
11.2.4 Purchaser Reliance	32
11.2.5 PATRIOT Act	32
11.2.6 PATRIOT Act Notice	32
11.3 No Other Warranties and Representations	33
11.3.1 No Environmental Representations	33
11.3.2 Release of Claims	33

ARTICLE XII CASUALTY AND CONDEMNATION	36
12.1 Single Real Property	36
12.2 Multiple Real Properties	36
12.3 Non-Material Portion	36

ARTICLE XIII CONDUCT PRIOR TO CLOSING	37
13.1 Conduct	37
13.2 Actions Prohibited	37
13.3 New Leases and Contracts and Pre-Closing Notices	38
13.4 Confidentiality	38
13.5 Right to Cure	39
13.6 Contract Cancellation	39
13.7 Purchaser Covenant	40

ARTICLE XIV NOTICES	40

ARTICLE XV TRANSFER OF POSSESSION	42

15.1 Transfer of Possession	42
15.2 Delivery of Documents at Closing	42

ARTICLE XVI GENERAL PROVISIONS	42
16.1 Captions	42
16.2 Exhibits	42
16.3 Entire Agreement	43
16.4 Modification	43
16.5 Attorneys’ Fees	43
16.6 Governing Law	43
16.7 Time of Essence	43
16.8 Survival of Warranties	43
16.9 Assignment by Purchaser	43
16.10 Severability	44
16.11 Successors and Assigns	44
16.12 Interpretation	44
16.13 Counterparts	44
16.14 Recordation	44
16.15 Limitation on Liability	44
16.16 Business Day	45
16.17 Waiver of Jury Trial	45
16.18 Exchange Cooperation	46
16.19 Seller Requirements	46

ARTICLE XVII ESCROW AGENT DUTIES AND DISPUTES	46
17.1 Other Duties of Escrow Agent	46
17.2 Disputes	46
17.3 Reports	47
17.4 Option Consideration	47

EXHIBITS

EXHIBIT A	--	Description of Land
Exhibit A-1	--	Glendale Real Property
Exhibit A-2	--	Empire Towers Real Property
Exhibit A-3	--	Cornerstone Real Property
Exhibit A-4	--	Mesa Real Property
Exhibit A-5	--	Rio Vista Real Property
Exhibit A-6	--	Walnut Creek Real Property
EXHIBIT B	--	Personal Property
Exhibit B-1	--	Glendale Personal Property
Exhibit B-2	--	Empire Towers Personal Property
Exhibit B-3	--	Cornerstone Personal Property
Exhibit B-4	--	Mesa Personal Property
Exhibit B-5	--	Rio Vista Personal Property

Exhibit B-6	--	Walnut Creek Personal Property
EXHIBIT C	--	Description of Argus Runs
EXHIBIT D	--	Allocation of Values
EXHIBIT E	--	Form of Bill of Sale
EXHIBIT F	--	Form of Deed
EXHIBIT G	--	FIRPTA Affidavit
EXHIBIT H	--	Form of Owner’s Title Affidavit
EXHIBIT I	--	Due Diligence Materials
EXHIBIT J	--	Intentionally Omitted
EXHIBIT K	--	Seller and Purchaser Knowledge Parties
EXHIBIT L	--	Form of Assignment and Assumption Agreement
EXHIBIT M	--	Form of Tenant Estoppel
EXHIBIT N	--	Intentionally Omitted
EXHIBIT O	--	Sellers’ Disclosures
EXHIBIT P	--	SEC Requirements
EXHIBIT Q	--	Form of Audit Letter

v

INDEX OF DEFINED TERMS

Term	Section

Allocation of Values	2.1
Assigned Contracts	11.1.9
Base Rent Amount	8.2
Bill of Sale	4.1.2
Broker	11.1.1
California Form 593-C	4.2.7
Closing	6.1
Common Equity A Portion	2.1.4
Common Stock	2.1.4
Common Stock Follow-on Offering	2.1.4
Cornerstone Improvements	1.1(iii)
Cornerstone Land	1.1(iii)
Cornerstone Personal Property	1.1.2(iii)
Cornerstone Property	1.1(iii)
Cornerstone Seller	Introduction
Cornerstone Space Leases	1.1.3(iii)
Cure	5.3
Deed	4.2.1
Deposit	2.1.2
Due Diligence Period Expiration Date	5.3
Empire Towers Improvements	1.1(ii)
Empire Towers Land	1.1(ii)
Empire Towers Personal Property	1.1.2(ii)
Empire Towers Property	1.1(ii)
Empire Towers Seller	Introduction
Empire Towers Space Leases	1.1.3(ii)
Escrow Agent	Introduction
Final Closing Date	6.1
First Purchaser Extension	6.2
First Purchaser Extension Payment	6.2
Glendale Improvements	1.1(i)
Glendale Land	1.1(i)
Glendale Personal Property	1.1.2(i)
Glendale Property	1.1(i)
Glendale Seller	Introduction
Glendale Space Leases	1.1.3(i)
Improvements	1.1
Initial Deposit	2.1.1
Land	1.1
Limitation Period	10.2
Lists	11.2.5(2)(a)
Maximum Liability Cap	16.15

Mesa Improvements	1.1(iv)
Mesa Land	1.1(iv)
Mesa Personal Property	1.1.2(iv)
Mesa Property	1.1(iv)
Mesa Seller	Introduction
Mesa Space Leases	1.1.3(iv)
Option Consideration	17.4
OFAC	11.2.5(1)
Order(s)	11.2.5(1)
Permitted Encumbrances	4.2.1
Personal Property	1.1.2
Plus LLC	1.3
Property Pool A	1.2
Property Pool B Agreement	1.3
Proprietary Information	13.4
Purchase Price	2.1
Purchaser	Introduction
Purchaser’s Action	10.1
Real Properties	1.1
Real Property	1.1
Rent Roll	Section 1.1.3
Rio Vista Improvements	1.1(v)
Rio Vista Land	1.1(v)
Rio Vista Personal Property	1.1.2(v)
Rio Vista Property	1.1(v)
Rio Vista Seller	Introduction
Rio Vista Space Leases	1.1.3(v)
Second Deposit	2.1.2
Seller	Introduction
Seller Parties	16.15
Space Leases	1.1.3
Survey	4.2.1
Title Company	3.1.3
Title Objections	5.3.1
Title Policy	3.1.3
Title Report	5.1.1
Walnut Creek Improvements	1.1(vi)
Walnut Creek Land	1.1(vi)
Walnut Creek Personal Property	1.1.2(vi)
Walnut Creek Property	1.1(vi)
Walnut Creek Seller	Introduction
Walnut Creek Space Leases	1.1.3(vi)

SALE, PURCHASE AND ESCROW AGREEMENT (PROPERTY POOL A)

This Agreement, dated as of August 12, 2010, is made by and among GRE Glendale LLC, a Delaware limited liability company (“Glendale Seller”), GRE Empire Towers LP, a Delaware limited partnership (“Empire Towers Seller”), GRE Cornerstone LLC, a Delaware limited liability company (“Cornerstone Seller”), GRE Kearny Mesa LP, a Delaware limited partnership (“Mesa Seller”), GRE Rio Vista LP, a Delaware limited partnership (“Rio Vista Seller”), GRE Walnut Creek LLC, a Delaware limited liability company (“Walnut Creek Seller” and with Glendale Seller, Empire Towers Seller, Cornerstone Seller, Mesa Seller, and Rio Vista Seller, each individually a “Seller” and, collectively, “Sellers”), and PACIFIC OFFICE MANAGEMENT, INC., a Delaware corporation (“Purchaser”) and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement among Seller, Purchaser and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”), the consent of which appears at the end hereof.

ARTICLE I

RECITALS

1.1     Purchase and Sale.     Subject to the terms and provisions hereof, each Seller agrees, with respect to the portion of Property Pool A (as defined below) owned by such Seller, to sell to Purchaser, and Purchaser agrees to purchase:

1.1.1     Real Property.   Fee simple title to each of the following:

(i)     that certain land described in Exhibit A-1 (the “Glendale Land”), together with all improvements located thereon (the “Glendale Improvements”) known as Glendale Office and located in Glendale, California, together with all of the Glendale Seller’s right, title and interest in, to and under: (1) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Glendale Land and/or the Glendale Improvements; (2) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Glendale Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Glendale Land and/or the Glendale Improvements; (3) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Glendale Land and/or the Glendale Improvements; (4) all minerals, oil, gas and other hydrocarbons located in, on or under the Glendale Land, together with all rights to surface or subsurface entry; and (5) all streets, roads, alleys or other public ways adjoining or serving the Glendale Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Glendale Land, (collectively, the “Glendale Real Property”)

(ii)     that certain land described in Exhibit A-2 (the “Empire Towers Land”), together with all improvements located thereon (the “Empire Towers Improvements”) known as Empire Towers and located in Ontario, California, together with all of the Empire Towers Seller’s right, title and interest in, to and under: (1) all easements, rights-

of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Empire Towers Land and/or the Empire Towers Improvements; (2) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Empire Towers Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Empire Towers Land and/or the Empire Towers Improvements; (3) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Empire Towers Land and/or the Empire Towers Improvements; (4) all minerals, oil, gas and other hydrocarbons located in, on or under the Empire Towers Land, together with all rights to surface or subsurface entry; and (5) all streets, roads, alleys or other public ways adjoining or serving the Empire Towers Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Empire Towers Land, (collectively, the “Empire Towers Real Property”);

(iii)     that certain land described in Exhibit A-3 (the “Cornerstone Land”), together with all improvements located thereon (the “Cornerstone Improvements”) known as Cornerstone Court West and located in San Diego, California, together with all of Cornerstone Seller’s right, title and interest in, to and under: (1) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Cornerstone Land and/or the Cornerstone Improvements; (2) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Cornerstone Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Cornerstone Land and/or the Cornerstone Improvements; (3) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Cornerstone Land and/or the Cornerstone Improvements; (4) all minerals, oil, gas and other hydrocarbons located in, on or under the Cornerstone Land, together with all rights to surface or subsurface entry; and (5) all streets, roads, alleys or other public ways adjoining or serving the Cornerstone Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Cornerstone Land, (collectively, the “Cornerstone Real Property”);

(iv)     that certain land described in Exhibit A-4 (the “Mesa Land”), together with all improvements located thereon (the “Mesa Improvements”) known as Kearny Mesa Crossroads and located in San Diego, California, together with all of Mesa Seller’s right, title and interest in, to and under: (1) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Mesa Land and/or the Mesa Improvements; (2) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Mesa Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Mesa Land and/or the Mesa Improvements; (3) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Mesa Land and/or the Mesa Improvements; (4) all minerals, oil, gas and other hydrocarbons located in, on or under the Mesa Land, together with all rights to surface or subsurface entry; and (5) all streets, roads, alleys or other public ways adjoining or serving the Mesa Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Mesa Land, (collectively, the “Mesa Real Property”);

(v)     that certain land described in Exhibit A-5 (the “Rio Vista Land”), together with all improvements located thereon (the “Rio Vista Improvements”) known as Rio Vista Plaza and located in San Diego, California, together with all of Rio Vista Seller’s right, title and interest in, to and under: (1) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Rio Vista Land and/or the Rio Vista Improvements; (2) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Rio Vista Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Rio Vista Land and/or the Rio Vista Improvements; (3) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Rio Vista Land and/or the Rio Vista Improvements; (4) all minerals, oil, gas and other hydrocarbons located in, on or under the Rio Vista Land, together with all rights to surface or subsurface entry; and (5) all streets, roads, alleys or other public ways adjoining or serving the Rio Vista Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Rio Vista Land, (collectively, the “Rio Vista Real Property”); and

(vi)     that certain land described in Exhibit A-6 (the “Walnut Creek Land”), together with all improvements located thereon, together with all of Walnut Creek Seller’s right, title and interest in, to and under: (1) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Walnut Creek Land and/or the Walnut Creek Improvements; (2) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Walnut Creek Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Walnut Creek Land and/or the Walnut Creek Improvements; (3) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Walnut Creek Land and/or the Walnut Creek Improvements; (4) all minerals, oil, gas and other hydrocarbons located in, on or under the Walnut Creek Land, together with all rights to surface or subsurface entry; and (5) all streets, roads, alleys or other public ways adjoining or serving the Walnut Creek Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Walnut Creek Land, (the “Walnut Creek Improvements”) known as Walnut Creek Executive Center and located in Walnut Creek, California (collectively, the “Walnut Creek Real Property”).

The Glendale Land, the Empire Towers Land, the Cornerstone Land, the Mesa Land, the Rio Vista Land, and the Walnut Creek Land are hereinafter collectively referred to as the “Land.” The Glendale Improvements, the Empire Towers Improvements, the Cornerstone Improvements, the Mesa Improvements, the Rio Vista Improvements, and the Walnut Creek Improvements are hereinafter collectively referred to as the “Improvements.” The Glendale Real Property, the Empire Towers Real Property, the Cornerstone Real Property, the Mesa Real Property, the Rio

Vista Real Property, and the Walnut Creek Real Property are each individually referred to herein as a “Real Property” and collectively as the “Real Properties.”

1.1.2    Personal Property.   All right, title and interest of the applicable Seller to each of the following:

(i)     any and all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property which are located on the Glendale Real Property, including, without limitation, those certain items described in Exhibit B-1 (collectively, the “Glendale Personal Property”).

(ii)     any and all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property which are located on the Empire Towers Real Property, including, without limitation, those certain items described in Exhibit B-2 (collectively, the “Empire Towers Personal Property”).

(iii)     any and all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property which are located on the Cornerstone Real Property, including, without limitation, those certain items described in Exhibit B-3 (collectively, the “Cornerstone Personal Property”).

(iv)     any and all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property which are located on the Mesa Real Property, including, without limitation, those certain items described in Exhibit B-4 (collectively, the “Mesa Personal Property”).

(v)     any and all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property which are located on the Rio Vista Real Property including, without limitation, those certain items described in Exhibit B-5 (collectively, the “Rio Vista Personal Property”).

(vi)     any and all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property which are located on the Walnut Creek Real Property, including, without limitation, those certain items described in Exhibit B-6 (collectively, the “Walnut Creek Personal Property”).

The Glendale Personal Property, the Empire Towers Personal Property, the Cornerstone Personal Property, the Mesa Personal Property, the Rio Vista Personal Property, and the Walnut Creek Personal Property are each individually referred to herein as a “Personal Property” and collectively as the “Personal Properties.”

1.1.3     Space Leases.   All of the applicable Seller’s rights in:

(i)     those certain leases, licenses and other occupancy agreements covering portions of the Glendale Real Property which were entered into prior to the date hereof (including all amendments, modifications and supplements thereof), as described in the applicable Rent Roll (collectively, the “Glendale Space Leases”), together with (1) all rentals, deposits, receivables, reimbursements and other similar items payable by tenants under such leases, licenses and other occupancy agreements (the “Glendale Tenants”); (2) subject to provisions of this Agreement, all claims, demands, causes of action and other rights against Glendale Tenants and all guarantors of such leases, licenses and other occupancy agreements; and (3) all security deposits and other collateral relating to such leases, licenses and other occupancy agreements, whether in the form of cash, negotiable instruments, letters of credit, certificates of deposit or other forms of security (“Security Deposits”). As used in this Agreement, the “Tenants” shall mean each of the tenants, licensees or occupants under the Space Leases.

(ii)     those certain leases, licenses and other occupancy agreements covering portions of the Empire Towers Real Property which were entered into prior to the date hereof (including all amendments, modifications and supplements thereof), as described in the applicable Rent Roll, collectively the “Empire Towers Space Leases”) together with (1) all rentals, deposits, receivables, reimbursements and other similar items payable by tenants under such leases, licenses and other occupancy agreements (the “Empire Towers Tenants”); (2) subject to the provisions of this Agreement, all claims, demands, causes of action and other rights against Empire Towers Tenants and all guarantors of such leases, licenses and other occupancy agreements; and (3) all Security Deposits relating to such leases, licenses and other occupancy agreements.

(iii)     those certain leases, licenses and other occupancy agreements covering portions of the Cornerstone Real Property which were entered into prior to the date hereof (including all amendments, modifications and supplements thereof), as described in the applicable Rent Roll, (collectively, the “Cornerstone Space Leases”). together with (1) all rentals, deposits, receivables, reimbursements and other similar items payable by tenants under such leases, licenses and other occupancy agreements (the

“Cornerstone Tenants”); (2) subject to the provisions of this Agreement, all claims, demands, causes of action and other rights against Cornerstone Tenants and all guarantors of such leases, licenses and other occupancy agreements; and (3) all Security Deposits relating to such leases, licenses and other occupancy agreement.

(iv)     those certain leases, licenses and other occupancy agreements covering portions of the Mesa Real Property which were entered into prior to the date hereof (including all amendments, modifications and supplements thereof), as described in the applicable Rent Roll, (collectively the “Mega Space Leases”) together with (1) all rentals, deposits, receivables, reimbursements and other similar items payable by tenants under such leases, licenses and other occupancy agreements (the “Mesa Tenants”); (2) subject to the provisions of this Agreement, all claims, demands, causes of action and other rights against Mesa Tenants and all guarantors of such leases, licenses and other occupancy agreements; and (3) all Security Deposits relating to such leases, licenses and other occupancy agreement.

(v)     those certain leases, licenses and other occupancy agreements covering portions of the Rio Vista Real Property which were entered into prior to the date hereof (including all amendments, modifications and supplements thereof), as described in the applicable Rent Roll, (collectively the “Rio Vista Space Leases”) together with (1) all rentals, deposits, receivables, reimbursements and other similar items payable by tenants under such leases, licenses and other occupancy agreements (the “Rio Vista Tenants”); (2) subject to the provisions of this Agreement, all claims, demands, causes of action and other rights against Rio Vista Tenants and all guarantors of such leases, licenses and other occupancy agreements; and (3) all Security Deposits relating to such leases, licenses and other occupancy agreement.

(vi)     those certain leases, licenses and other occupancy agreements covering portions of the Walnut Creek Real Property which were entered into prior to the date hereof (including all amendments, modifications and supplements thereof), as described in Exhibit C-6, (collectively, the “Walnut Creek Tenant Leases”) together with (1) all rentals, deposits, receivables, reimbursements and other similar items payable by tenants under such leases, licenses and other occupancy agreements (the “Walnut Creek Tenants”); (2) subject to the provisions of this Agreement, all claims, demands, causes of action and other rights against Walnut Creek Tenants and all guarantors of such leases, licenses and other occupancy agreements; and (3) all Security Deposits relating to such leases, licenses and other occupancy agreement.

The Glendale Space Leases, the Empire Towers Space Leases, the Cornerstone Space Leases, the Mesa Space Leases, the Rio Vista Space Leases, and the Walnut Creek Space Leases are collectively referred to herein as the “Space Leases.” As used herein, Rent Roll shall mean the rent roll applicable to the Real Property in question contained in those three emails from Joseph Mahoney to Brigham Black at approximately 12:10 pm, 12:12 pm and 12:44 pm on August 6, 2010.

1.1.4     Intangible Properties.    All of the applicable Seller’s rights in:

(i)    (1) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (2) all goodwill relating to the business of owning, operating, maintaining and managing the Glendale Real Property; (3) any and all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Glendale Real Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing, except that in no event shall the items included in this clause (3) include any rights to Seller’s name, the name “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name; and (4) all “Permits and Entitlements” (as hereinafter defined) relating to the Glendale Real Property (to the extent assignable) (collectively, the “Glendale Intangible Property”). As used in this Agreement, the “Permits and Entitlements” shall mean any and all (I) permits, licenses, certificates of occupancy, approvals, authorizations and orders obtained from any governmental authority and relating to the Real Properties or the business of owning, maintaining and/or managing the Real Properties, including, without limitation, all land use entitlements, development rights, density allocations, certificates of occupancy, sewer hook-up rights and all other rights or approvals relating to or authorizing the ownership, operation, management and/or development of the Real Properties; (II) all preliminary, proposed and final drawings, renderings, blueprints; plans and specifications (including, without limitation, “as-built” plans and specifications), and tenant improvement plans and specifications for the Improvements (including, without limitation, “as-built” tenant improvement plans and specifications); (III) all maps and surveys for any portion of the Real Property; (IV) all any and all other items of the same or similar nature pertaining to the Real Properties, and all changes, additions, substitutions and replacements for any of the foregoing, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims.

(ii)    (1) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (2) all goodwill relating to the business of owning, operating, maintaining and managing the Empire Towers Real Property; (3) any and all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Empire Towers Real Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing, except that in no event shall the items included in this clause (3) include any rights to Seller’s name, the name “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name; and (4) all Permits and Entitlements relating to the Empire Towers Real Property (collectively, the “Empire Towers Intangible Property”).

(iii)    (1) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (2) all goodwill relating to the business of owning, operating, maintaining and managing the Cornerstone Real Property; (3) all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Cornerstone Real Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing, except that in no event shall the items included in this clause (3) include any rights to Seller’s name, the name “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name; and (4) all Permits and Entitlements relating to the Cornerstone Real Property (collectively, the “Cornerstone Intangible Property”).

(iv)    (1) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (2) all goodwill relating to the business of owning, operating, maintaining and managing the Mesa Real Property; (3) any and all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Mesa Real Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing, except that in no event shall the items included in this clause (3) include any rights to Seller’s name, the name “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name; and (4) all Permits and Entitlements relating to the Mesa Real Property (collectively, the “Mesa Intangible Property”).

(v)    (1) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (2) all goodwill relating to the business of owning, operating, maintaining and managing the Rio Vista Real Property; (3) any and all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Rio Vista Real Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing, except that in no event shall the items included in this clause (3) include any rights to Seller’s name, the name “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name; and (4) all Permits and Entitlements relating to the Rio Vista Real Property (collectively, the “Rio Vista Intangible Property”).

(vi)    (1) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (2) all goodwill relating to the business of owning, operating, maintaining and managing the Walnut Creek Real Property; (3) any and all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Walnut Creek Real Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing, except that in no event shall the items included in this clause (3) include any rights to Seller’s name, the name “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name; and (4) all Permits and Entitlements relating to the Walnut Creek Real Property (collectively, the “Walnut Creek Intangible Property”).

The Glendale Space Intangible Property, the Empire Towers Intangible Property, the Cornerstone Intangible Property, the Mesa Intangible Property, the Rio Vista Intangible Property, and the Walnut Creek Intangible Property are collectively referred to herein as the “Intangible Properties.”

1.2     Property Pool A.   The Glendale Real Property, the Glendale Personal Property, the Glendale Space Leases, and the Glendale Intangible Property are collectively referred to herein as the “Glendale Property”. The Empire Towers Real Property, the Empire Towers Personal Property, the Empire Towers Space Leases, and the Empire Towers Intangible Property are collectively referred to herein as the “Empire Towers Property”. The Cornerstone Real Property, the Cornerstone Personal Property, the Cornerstone Space Leases, and the Cornerstone Intangible Property are collectively referred to herein as the “Cornerstone Property”. The Mesa Real Property, the Mesa Personal Property, the Mesa Space Leases, and the Mesa Intangible Property are collectively referred to herein as the “Mesa Property”. The Rio Vista Real Property, the Rio Vista Personal Property, the Rio Vista Space Leases, and the Rio Vista Intangible Property are collectively referred to herein as the “Rio Vista Property”. The Walnut Creek Real Property, the Walnut Creek Personal Property, the Walnut Creek Space Leases, and the Walnut Creek Intangible Property are collectively referred to herein as the “Walnut Creek Property”. The Glendale Property, the Empire Towers Property, the Cornerstone Property, the Mesa Property and the Rio Vista Property are each individually referred to in this Agreement as a “Property” and are collectively referred to in this Agreement as the “Properties”. The Real Properties, Personal Properties, Space Leases, and Intangible Properties are hereinafter collectively referred to as “Property Pool A.”

1.3     Property Pool B.   Concurrent with the execution of this Agreement, Purchaser will enter into that certain Sale, Purchase and Escrow Agreement (Property Pool B) (the “Property Pool B Agreement”) with certain other entities directly or indirectly owned and/or controlled by Guggenheim Plus Leveraged LLC, a Delaware limited liability company (“Plus LLC”) or its affiliates.

ARTICLE II

PURCHASE PRICE

2.1     Price.   In consideration of the covenants herein contained, Sellers hereby agree to sell and Purchaser hereby agrees to purchase Property Pool A for a total purchase price of One Hundred Seventy Seven Million, Two Hundred Thirty Two Thousand, Eight Hundred Ninety Five Dollars ($177,232,895.00) (the “Purchase Price”); provided that if the Purchase Price does not include the Common Equity A Portion paid in shares of Common Stock pursuant to either Section 2.1.4 or 16.9 below, then the Purchase Price shall be reduced to One Hundred Seventy Seven Million Dollars ($177,000,000.00). The Purchase Price shall be allocated among the properties in Property Pool A as set forth in Exhibit D (the “Allocation of Values”) and shall be paid by Purchaser as follows:

2.1.1     Initial Deposit.   Purchaser has delivered concurrently with its execution of this Agreement, or will deliver within two (2) business days, to Escrow Agent by bank wire of immediately available funds the sum of One Million Seven Hundred Ten Thousand Dollars ($1,710,000) (the “Initial Deposit”).

2.1.2     Second Deposit.   Upon the earlier of (i) two (2) business days after the Due Diligence Period Expiration Date, and (ii) one (1) day prior to the date upon which Purchaser issues or files a public disclosure of its intent to acquire Property Pool A, Purchaser shall deliver to Escrow Agent by bank wire of immediately available funds the sum of Three Million Four Hundred Twenty Thousand Dollars ($3,420,000) (the “Second Deposit”). The First Deposit and the Second Deposit are hereinafter collectively referred to as the “Deposit.”

2.1.3     Balance of Purchase Price.   Purchaser shall, on or prior to 12:00 p.m. (California time) on the business day prior to Closing (as defined in Section 6.1) (or, at Purchaser’s option, the Escrow Agent and Title Company shall close pursuant to a so-called “New York” style closing where the transaction can close and funds can be wired prior to the actual recording of documents, in which event on or prior to 12:00 p.m. (California time) on the day of Closing), deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to: (i) the balance of the Purchase Price, (ii) less the Common Equity A Portion (as defined below) to be delivered at Closing pursuant to Section 2.1.4, and (iii) less the First Purchaser Extension Payment (as defined in Section 6.2), if any. The balance of the Purchase Price received by Sellers at Closing shall be adjusted to reflect prorations and other adjustments pursuant to Section 7.1 and Section 2.3.

2.1.4     Common Equity A Portion.   At Closing, Purchaser shall deliver to Escrow Agent, in the form of shares of common stock in Pacific Office Properties Trust, Inc., an affiliate of Purchaser (the “REIT”) (the “Common Stock”), with a value equal to Four Million, Six Hundred Fifty Seven Thousand, Eight Hundred and Ninety Five Dollars ($4,657,895.00) (the “Common Equity A Portion”). Sellers shall be prohibited from selling, transferring, distributing or otherwise disposing of the Common Stock for one hundred and eighty (180) days after the date of Closing, without the prior consent of Purchaser, which consent with respect to transfers to affiliates of the Seller shall not be unreasonably withheld, conditioned or delayed. The number of shares Sellers will receive will be equal to the quotient obtained by dividing (A) the Common Equity A Portion by (B) the gross price per share at which Common Stock is sold in the Common Stock Follow-on Offering (as defined below), and rounded down to the nearest whole number of shares, with the balance of the Purchase Price under clause (i) of Section 2.1.3 above calculated to include an amount equal to the value of such fractional share. Notwithstanding the foregoing, in the event the Common Stock Follow-on Offering (x) is not completed prior to the Closing, (y) occurs but is not widely marketed such that the price per share of Common Stock sold in the Common Stock Follow-on Offering is not a fair market value price for a share of Common Stock or (z) does not raise gross proceeds equal to at least One Hundred Million Dollars ($100,000,000), Seller shall have the right, in its sole discretion, to require Purchaser to pay all of the Purchase Price in cash or other immediately available funds, subject to the terms of this Agreement. The “Common Stock Follow-on Offering” means a registered offering of Common Stock conducted by the Purchaser prior to the Closing, which is currently contemplated to be a Three

Hundred Twenty-Five Million Dollar ($325,000,000) offering of shares of Common Stock.

2.2     Investments.   Following the collection of the Deposit, Escrow Agent shall, at the direction of Purchaser, invest the Deposit in:

(i)     obligations of the United States government, its agencies or independent departments;

(ii)     certificates of deposit issued by a banking institution whose principal office is in New York City with assets in excess of $1 billion; or

(iii)     an interest-bearing account of a banking institution whose principal office is in New York City with assets in excess of $1 billion.

No investment of the Deposit shall have a maturity date beyond the Final Closing Date (as defined in Section 6.1).

2.3     Interest on the Deposit.   Any interest earned on the Deposit shall be credited and delivered to the party receiving the Deposit, provided, however, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS

3.1     Conditions to Purchaser’s Obligation to Purchase.   Purchaser’s obligation to purchase is expressly conditioned upon each of the following:

3.1.1     Performance by Seller.   Performance in all material respects of the obligations and covenants of, and deliveries required of, each Seller hereunder.

3.1.2     Delivery of Title and Possession.   Delivery at the Closing of (i) the Deed (as defined in Section 4.2.1) and (ii) possession as provided in Section 15.1 for each of the Real Properties.

3.1.3     Title Insurance.   For each Real Property, delivery at the Closing of an ALTA extended coverage owner’s policy of title insurance (ALTA 2006 Owner’s Form) (each, a “Title Policy”), or an irrevocable commitment to issue the same, with liability in the amount of the portion of the Purchase Price allocated to such Real Property in Exhibit D issued by First American Title Insurance Company (the “Title Company”), insuring that fee title to such Real Property vests in Purchaser subject to the Permitted Encumbrances (as defined in Section 4.2.1). At its option, Purchaser may direct the Title Company to issue additional title insurance endorsements if Purchaser pays for the extra cost of such additional endorsements, provided that the Title Company’s failure to issue any such additional endorsements shall not affect Purchaser’s obligations under this Agreement.

3.1.4     Seller’s Representations.     The representations and warranties by each Seller set forth in Section 11.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with Section 11.1) to which Purchaser does not object in writing by the later of (i) three business days after receipt thereof or (ii) the end of the Investigation Period.

3.1.5     Tenant Estoppels.     Delivery not earlier than ten (10) days prior to the Closing of an estoppel certificate executed by the Tenant and each guarantor of the applicable Lease, if any, consistent with the terms of the applicable Space Lease with the applicable Seller, the materials delivered by Seller to Purchaser pursuant to Section 5.1 below, and the representations and warranties made by the Sellers pursuant to this Agreement, or otherwise reasonably acceptable to Purchaser (each, a “Tenant Estoppel Certificate”), dated effective no earlier than September 1, 2010, from each Tenant occupying ten percent (10%) or more of the rentable area of any Real Property, and from Tenants collectively occupying at least seventy percent (70%) of the leased square footage of all of the Real Properties. Seller shall use good faith efforts to obtain such Tenant Estoppel Certificates in the form attached hereto as Exhibit M unless the applicable Lease requires a specific form. If requested by Purchaser, Seller shall use reasonable efforts in good faith to obtain an updated Tenant Estoppel Certificate from any Tenant who has executed and delivered a Tenant Estoppel Certificate pursuant hereto which is dated no earlier than September 1, 2010 but more than thirty (30) days prior to the Closing, but obtaining such an updated Tenant Estoppel Certificate shall not be a condition to the Closing. Upon Purchaser’s request, each Seller shall cooperate with Purchaser in obtaining subordination and attornment agreements from Tenants, provided that in no event shall any Seller be required to incur any liability or expense in furtherance of this effort, nor shall the receipt of such agreements be a condition to the Closing hereunder.

3.2     Conditions to Seller’s Obligation to Sell.     Each Seller’s obligation to sell is expressly conditioned upon each of the following:

3.2.1     Performance by Purchaser.     Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

3.2.2     Receipt of Purchase Price.     Receipt of the Purchase Price and any adjustments due Sellers under Article VII at the Closing in the manner herein provided.

3.3     Failure of Condition.     In the event that any condition set forth in Section 3.1 is not satisfied or waived on or as of the Closing, the sole right of Purchaser shall be to either (a) terminate this Agreement by delivering written notice of such termination to Sellers, in which event the Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities to the other hereunder, except as expressly provided for in this Agreement, provided that if the failure of such condition is due to the breach or default by any of the Sellers, Purchaser shall be entitled to the rights and remedies specified in Section 10.3 below or (b) waive the satisfaction of such condition or conditions and proceed to Closing in accordance with and subject to the terms of this Agreement; provided, however, that the foregoing shall not relieve any Seller of any liability to Purchaser for the breach of any representation or warranty or covenant set forth in this Agreement or waive or impair any rights of Purchaser pursuant to Section 10.3 below.

ARTICLE IV

PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT

4.1     Purchaser’s Deliveries.     Purchaser shall, at or before the Closing, deliver to Escrow Agent each of the following:

4.1.1     Purchase Price.     The Purchase Price as set forth in Article II.

4.1.2     Bill of Sale, Assignment and Assumption and Seller Space Lease.     Four (4) executed counterparts of a bill of sale (the “Bill of Sale”) in the form of Exhibit E with respect to each of the Personal Properties, four (4) executed counterparts of the Assignment and Assumption Agreement (the “Assignment and Assumption”) in the form of Exhibit L for each of the Properties, and four (4) executed counterparts of the “Seller Space Lease” (as hereinafter defined).

4.1.3     Closing Statement.     An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.1.4     Closing Documents.     Any additional tax forms, recordation forms, 1099s or other documents as may be reasonably required by the Seller or the Title Company to consummate the transaction contemplated by this Agreement, which may include, without limitation, if the Closing is a so-called “New York” style closing where the transaction can close and funds can be wired prior to the actual recording of documents, such additional documents as may be reasonably required by Seller or Title Company in connection with such “New York” style closing.

4.1.5     Cash – Prorations.     The amount, if any, required of Purchaser under Article VII.

4.2     Seller’s Deliveries.     Sellers shall, at or before the Closing, deliver to Escrow Agent each of the following:

4.2.1     Deed.     A grant deed and separate statement of documentary transfer tax (collectively, the “Deed”) in substantially the same form as set forth in Exhibit F with respect to each Real Property, executed and acknowledged by the applicable Seller, pursuant to which such Seller shall convey title to such property subject to the following (collectively, the “Permitted Encumbrances”):

(1)     Non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent.

(2)     Any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser prior to or as of the Closing.

(3)     All exceptions (including printed exceptions) to title contained or disclosed in the Title Report (as defined in Section 5.1.1) other than Title Objections (as defined in Section 5.3.1) identified and not thereafter waived by Purchaser.

(4)     All matters, rights and interests that are disclosed by the “Surveys” (as hereinafter defined) other than Title Objections identified and not thereafter waived by Purchaser. Purchaser covenants to hereafter obtain, at Purchaser’s sole cost, ALTA surveys of the Real Property in a form sufficient to allow issuance of the Title Policy without a general survey exception (each, a “Survey” and collectively, the “Surveys”), either by preparation of a new survey or update of an existing survey.

4.2.2     Bill of Sale, Assignment and Assumption and Seller Space Lease.     Four (4) executed counterparts of the Bill of Sale for each of the Personal Properties, four (4) executed counterparts of the Assignment and Assumption for each of the Properties, and four (4) executed counterparts of the Seller Space Lease.

4.2.3     FIRPTA Affidavit.     Four (4) executed copies of an affidavit in the form of Exhibit F with respect to the Foreign Investment in Real Property Tax Act for each Seller.

4.2.4     Closing Statement.     An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.2.5     Closing Documents.     Any additional tax forms, recordation forms, 1099s or other documents as may be reasonably required by the Purchaser or the Title Company to consummate the transaction contemplated by this Agreement, which may include, without limitation, if the Closing is a so-called “New York” style closing where the transaction can close and funds can be wired prior to the actual recording of documents, a customary “gap indemnity” agreement and such other additional documents as may be reasonably required by Seller or Title Company in connection with such “New York” style closing.

4.2.6     Cash – Prorations.     The amount, if any, required of Sellers under Article VII.

4.2.7     California Form 593-C.     Four (4) executed certifications certifying that each Seller is exempt from California withholding.

4.2.8     Owner’s Affidavit.     An executed copy of an affidavit in substantially the same form as Exhibit H from each Seller with respect to the Real Property owned by such Seller.

4.3     Failure to Deliver.     The failure of Purchaser or Sellers to make any delivery required above by and in accordance with this Article IV which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable.

ARTICLE V

INVESTIGATION OF PROPERTY

5.1     Delivery of Documents.     For each of the Real Properties, the applicable Seller has heretofore delivered, or caused to be delivered, or made available to Purchaser all of the items specified on Exhibit I and shall also deliver the following:

5.1.1     Preliminary Title Report.     A current preliminary title report covering the Real Property issued by the Title Company, together with copies of all documents referred to as exceptions therein (collectively, a “Title Report”).

5.1.2     Natural Hazard Disclosure Reports.     Natural hazard disclosure reports covering the Real Property, which shall be countersigned and returned to such Seller prior to the expiration of the Due Diligence Period.

If requested by any Seller, Purchaser shall provide written verification of its receipt of those items listed in this Section 5.1.

5.2     Physical Inspection of Property.     Purchaser acknowledges that prior to execution of this Agreement, Purchaser and Purchaser’s engineers, architects or other employees and agents were allowed reasonable access to each Real Property pursuant to the terms of that certain Property Access Agreement between Plus LLC and Purchaser dated June 25, 2010 (the “Access Agreement”) for the limited purposes provided therein, which Access Agreement is hereby agreed to be extended so as to expire upon the Closing or earlier termination of this Agreement.

5.3     Due Diligence Period.     Purchaser shall have until 5:00 p.m. (California time) on August 31, 2010 (the “Due Diligence Period Expiration Date”) to make the following investigations:

5.3.1     Title and Survey.     Purchaser shall have until 5:00 p.m. on the Due Diligence Period Expiration Date to notify Sellers of any objections (the “Title Objections”) with respect to the Title Report and Survey for each Real Property based on its review thereof. If Purchaser does not give such notice, such failure shall be conclusively deemed to be full and complete approval of such Real Property’s Title Report and Survey and any matter disclosed therein (or any matter that would be disclosed by an update of such reports through the date hereof). If Purchaser does give such notice, each applicable Seller shall have five (5) days after receipt thereof to notify Purchaser that such Seller (a) will cause or (b) elects not to cause any or all of the Title Objections disclosed therein to be removed or insured over by the Title Company. Seller’s failure to notify Purchaser within such five (5) day period as to any Title Objection shall be deemed an election by Seller not to remove or have the Title Company insure over such Title Objection. If Seller notifies or is deemed to have notified Purchaser that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections, Purchaser shall have five (5) days after receipt to (i) terminate this Agreement or (ii) waive such Title Objections and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objections. If

Purchaser does not give such notice prior to the Due Diligence Period Expiration Date, Purchaser shall be deemed to have elected not to waive such Title Objections and terminate this Agreement. Notwithstanding the foregoing, Seller shall be obligated to (i) payoff any existing mortgage encumbering the Property; (ii) cure any other title objection that can be cured without the consent of the lien holder with the payment of monies, and (iii) cure any Title Objections that resulted from Seller’s voluntary actions after the date hereof.

5.3.2 General Investigation. In addition, Purchaser shall have from the date hereof until 5:00 p.m. (California time) on the Due Diligence Period Expiration Date to notify Seller that, as a result of Purchaser’s review of any documents (other than the Title Report or the Survey) or Purchaser’s investigation of the Real Properties, Purchaser elects, in Purchaser’s sole and absolute discretion, to terminate this Agreement. If Purchaser fails to give notice of Purchaser’s election to waive its right to terminate pursuant to this Section 5.3.2 and proceed with the purchase of the Property Pool A subject to the remaining terms and conditions specified in this Agreement (“Purchaser’s Notice to Proceed”) prior to the Due Diligence Period Expiration Date, such failure shall be conclusively deemed to constitute Purchaser’s election to terminate this Agreement pursuant to this Section 5.3.2. If Purchaser delivers Purchaser’s Notice to Proceed prior to the Due Diligence Period Expiration Date, such delivery shall be deemed to constitute Purchaser’s full and complete waiver of Purchaser’s right to terminate this Agreement pursuant to this Section 5.3.2.

5.4     Effect of Termination.     If Purchaser terminates this Agreement in accordance with Section 5.3, all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except those obligations which are specifically provided to survive such termination as provided in this Agreement), and Escrow Agent shall immediately refund the Deposit to Purchaser.

5.5     No Obligation to Cure.     Except as expressly otherwise provided in Section 5.3.1 above or elsewhere in this Agreement, nothing contained in this Agreement or otherwise shall require any Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any expense in order to do so.

ARTICLE VI

THE CLOSING

6.1     Date and Manner of Closing.     Subject to all conditions to closing contained in this Agreement have been satisfied (or deemed satisfied) or waived in writing, Escrow Agent shall close the escrow (the “Closing”) no later than 1:00 p.m. (California time) on September 30, 2010 (the “Final Closing Date”), time being of the essence (subject only to the provisions of Section 6.2 below and Sellers’ express rights of remedy or cure provided herein, in which event Seller will give Purchaser not less than three (3) business days notice of the date of Closing), by recording and delivering all documents and funds as set forth in Article VIII.

6.2     First Purchaser Extension.     Purchaser may elect to extend the Final Closing Date for up to thirty (30) days (the “First Purchaser Extension”) upon delivering written notice to Sellers and Escrow Agent of such election not less than three (3) business days before the date of Closing, and concurrently delivering to Escrow Agent by bank wire of immediately available funds the sum of Eight Hundred and Fifty-Five Thousand Dollars ($855,000) (the “First Purchaser Extension Payment”). The First Purchaser Extension Payment shall be included within the meaning of “Deposit” and shall be applied to the Purchase Price at Closing.

ARTICLE VII

PRORATION, FEES, COSTS AND ADJUSTMENTS

7.1     Prorations.

(a)     Prorations and Adjustments.     The following adjustments and prorations shall be made as of 12:01 a.m. on the day on which the Closing occurs (“Proration Date”), as though Purchaser held title to the Properties throughout the entire day in which the Closing occurs. Such adjustments and prorations shall be made on the basis of: (i) a 365-day year with respect to “Taxes” (as hereinafter defined) as provided in Section 7.1(a)(iii) hereof; and/or (ii) the number of days in the calendar month in which the Closing occurs with respect to “Revenues” (as hereinafter defined) and “Operating Expenses” (as hereinafter defined) as provided in Sections 7.1(a)(i) and (ii), respectively, hereof, subject to the following provisions:

(i)     Revenues.     All rentals, receipts and other revenues (including, but not limited to, reimbursements for “Property Expenses” (as hereinafter defined), common area maintenance, real and personal property taxes, insurance and other operating expense reimbursements, if applicable, but excluding percentage rent, if applicable) (collectively, the “Revenues”), billed to Tenants by the Sellers as of the Closing, but which are properly allocable to the period after the Proration Date, shall be credited to Purchaser at the Closing. To the extent there are any Revenues owing to Seller as of the Closing which relate to periods of time prior to the Proration Date, but which have not actually been collected by Seller as of the Closing (“Delinquent Revenues”), Purchaser shall not be obligated to pay to Seller (or give Seller a credit for), the amount of such Delinquent Revenues on the Closing. All Revenues which are received by Seller or Purchaser subsequent to the Closing Date shall be applied: first, to amounts due to Purchaser; and second, to Delinquent Revenues due to Seller. Seller and Purchaser hereby agree to promptly remit to the other the amount of any Revenues received and owing to each other pursuant to the provisions of this Section 7.1(a)(i). Notwithstanding any provision of this Section 7.1 to the contrary, Seller retains its rights to recover Delinquent Revenues, including, without limitation, the right to collect (provided, however, Seller shall not have the right to file and maintain a lawsuit or other legal proceeding against a delinquent Tenant or evict a delinquent Tenant) the same from delinquent Tenants and/or third parties responsible for payment of such Delinquent Revenues. Purchaser, at no cost and expense to Purchaser, shall use commercially reasonable efforts (provided such commercially reasonable efforts shall not include an obligation to file and maintain a lawsuit or other legal proceeding against a delinquent Tenant or other third party or to evict a delinquent Tenant) to enforce the provisions of the

Leases which require the Tenants to pay to Seller such Delinquent Revenues and to bill such Delinquent Revenues for a period of six (6) months.

(ii)     Operating Expenses.     All costs, fees and expenses (other than management fees and salaries) relating to the operation, management and repair of the Properties, excluding “Leasing Commissions” and “Tenant Inducement Costs” (as such terms are hereinafter defined) and Taxes (collectively, the “Operating Expenses”), shall be prorated between Seller and Purchaser at the Closing as of the Proration Date.

(iii)     Real and Personal Property Taxes.     (A) All general and special real and personal property taxes and assessments (collectively, the “Taxes”) with respect to the Properties, based on the regular tax bill for the current fiscal year (or, if such tax bill has not been issued as of the date of the Closing, the regular tax bill for the fiscal year preceding the current fiscal year) shall be prorated between Seller and Purchaser at the Closing as of the Proration Date. Without limiting the foregoing, any and all accrued and unpaid supplemental or special real property taxes or assessments that relate to any time period prior to the Proration Date shall be the responsibility of Seller and, if not paid prior to or at Closing, shall be credited to the Purchaser at Closing, and any and all supplemental or special real property taxes or assessments that relate to any time period on or after the Proration Date shall be the responsibility of Purchaser and if paid by Seller prior to or at Closing, shall be credited to Seller at Closing. Without limiting the foregoing, in the event any supplemental or special real property taxes or assessments are levied prior to Closing, but are due and payable in one or more installments subsequent to the Closing, such supplemental or special real property taxes or assessments shall be allocated on a pro rata basis over the applicable payment period in question and prorated between Seller and Purchaser as of the Proration Date. Notwithstanding any of the terms and conditions to the contrary contained in this Section 7.1(a)(iii), in the event any such Taxes are paid for directly by the Tenants to the applicable taxing authorities, such Taxes shall not be prorated between Seller or Purchaser.

(iv)     Percentage Rent.     Any percentage rent payable under each Lease for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Proration Date. Seller and Purchaser acknowledge that sufficient information to enable Seller and Purchaser to prorate percentage rent will not be available as of the Closing. Accordingly, the proration contemplated in this Section 7.1(a)(iv) shall be conducted subsequent to the Closing pursuant to Section 7.1(d) hereof.

(b)     Property Expense Pass-Throughs.     To the extent the Leases require the Tenants to reimburse Seller for Operating Expenses and/or Taxes (collectively, the “Property Expenses”), in the event such Property Expenses are reconciled under the terms of the Leases at the end of the calendar year in which the Closing takes place, to reflect the actual Property Expenses incurred for ‘the calendar year, such calendar year shall be deemed to constitute the “Reconciliation Period” for purposes of this Agreement and the following provisions shall apply:

(i)     On or before the Closing, Seller shall be responsible for computing and comparing on a Tenant-by-Tenant basis and delivering to Purchaser a written statement setting forth: (A) the amount of Property Expenses incurred and actually paid by Seller with respect to the Reconciliation Period; and (B) the amount of Property Expenses actually received by Seller from the Tenants and/or third parties under the Leases with respect to the Reconciliation Period (“Pre-Closing Property Expense Reconciliation”).

(ii)     Within one hundred twenty (120) days following the expiration of the Reconciliation Period, Purchaser shall compute the actual Property Expenses incurred and paid by Seller and Purchaser and the actual Property Expenses reimbursed (or not reimbursed) by the Tenants and/or third parties (whether in the form of estimated payments or otherwise), to Seller and/or Purchaser with respect to the Reconciliation Period (“Property Expense Reconciliation”). Following the completion of the Property Expense Reconciliation, Purchaser shall submit the same to Seller for Seller’s review and approval, which approval shall not be unreasonably withheld or delayed. In the event Seller fails to approve or disapprove of the Property Expense Reconciliation within fifteen (15) days following the receipt of the same, such Property Expense Reconciliation shall be deemed approved by Seller. Following the approval (or deemed approval) by Seller of the Property Expense Reconciliation, Purchaser shall forward the Property Expense Reconciliation to the applicable Tenants. Purchaser hereby covenants to use reasonable efforts to enforce the provisions of the Leases which require the Tenants and/or third parties to reimburse the landlord for Property Expenses with respect to the Reconciliation Period. To the extent Seller or Purchaser receives any such Property Expense reimbursement payments with respect to the Reconciliation Period, the same shall constitute Revenues and shall be paid to Seller or Purchaser in the manner contemplated in Section 7.1(a)(i) hereof.

(iii)     Following the completion of the Property Expense Reconciliation, if the Property Expenses incurred and paid by Seller for that portion of the Reconciliation Period in question preceding the Closing exceed the reimbursed Property Expenses actually received by Seller from the Tenants and/or third parties under the Leases (whether in the form of estimated payments or otherwise), with respect to the Reconciliation Period (“Property Expense Reimbursement Shortfall”), Purchaser shall pay to Seller an amount equal to such Property Expense Reimbursement Shortfall, to the extent that Purchaser shall have collected and received such actual identifiable amounts from the Tenants and/or third parties under the Leases, within fifteen (15) days following Purchaser’s collection and receipt of the same. If the reimbursed Property Expenses received by Seller from the Tenants and/or third parties under the Leases (whether in the form of estimated payments or otherwise), with respect to the Reconciliation Period preceding the Closing exceed the Property Expenses incurred and paid by Seller with respect to the Reconciliation Period (“Property Expense Reimbursement Surplus”), then Seller shall pay an amount equal to such Property Expense Reimbursement Surplus to Purchaser within fifteen (15) days after Seller’s receipt of the Property Expense Reconciliation. Upon Seller’s payment to Purchaser of any such Property Expense Reimbursement Surplus, Purchaser shall be obligated to reimburse or credit the Tenants for such Property Expense Reimbursement Surplus as required under their respective Leases.

(iv)     Seller and Purchaser hereby agree to reasonably cooperate with each other in connection with any disputes or claims by Tenants concerning the calculation of Property Expenses during the Reconciliation Period.

(c)     Security Deposits; Leasing Commissions and Tenant Inducements.     All unpaid Leasing Commissions owing pursuant to Leases that have been entered into on or before the date of the Argus Runs (including, without limitation, amendments thereto that have been entered into and options and rights thereunder that have been exercised, but this clause (c) shall not apply to any Leasing Commissions which may in the future be owing as a result of rights or options under existing Leases which have not yet been exercised), unpaid Tenant Inducements Costs and Security Deposits under the Leases shall be credited to Purchaser at the Closing, except to the extent that such Leasing Commissions and/or Tenant Inducement Costs are disclosed on the so-called “argus runs” delivered to Seller and described on Exhibit C (the “Argus Runs”). Purchaser shall also get a credit for any Leasing Commissions or Tenant Inducement Costs set forth in Leases or amendments to Leases entered into on or after the date of the Argus Runs (which credit shall only be to the extent such Leasing Commissions or Tenant Inducement Costs are not paid prior to Closing) unless such terms (or Leases or amendments) and the amounts of corresponding Leasing Commissions and Tenant Inducement Costs (i) were disclosed to Purchaser in writing (or delivery of copies) on or before the date which is three (3) Business Days prior to the Due Diligence Period Expiration Date or (ii) are consented to by Purchaser, in which case all such Leasing Commissions and Tenant Inducement Costs shall be subject to proration based upon Purchaser and Seller’s respective period of ownership during the term of the Lease (or remaining term if there is an amendment). As used in this Agreement, “Leasing Commissions” shall mean any and all commissions, finder’s fees or similar payments in connection with any Lease, including any options to extend, expand or renew. As used in this Agreement, “Tenant Inducement Costs” shall mean any rent abatements or reductions (full or partial), rent concessions, tenant improvements costs, lease buyout costs, moving, design and refurbishment allowances and reimbursements, reasonable attorney’s fees and disbursements incurred in connection, with the preparation and negotiation of the applicable Lease and any other out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the Tenant thereunder which is in the nature of a tenant inducement.

(d)     Final Accounting.     Seller and Purchaser acknowledge and agree that, on the Closing , Seller and Purchaser may not have sufficient information to conduct and complete a final proration of all items subject to proration pursuant to this Section 7.1. Accordingly, Seller and Purchaser agree that, as soon as is reasonably practicable after the Closing , Seller and Purchaser shall make a final accounting of all items relating to the Property to be prorated between Seller and Purchaser pursuant to this Section 7.1. In conjunction with the performance of such final accounting, following a request from Seller, Purchaser shall provide Seller with copies of all monthly and other statements sent to the Tenants itemizing amounts owing under the Leases by the Tenants (together with copies of invoices, statements and other supporting documentation evidencing such expenditures and tenant ledgers and related documentation evidencing how Revenues were applied, all as reasonably requested by Seller). In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Seller to Purchaser, then Seller shall cause such amounts to be paid to Purchaser within fifteen (15) days after such final accounting is completed. In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Purchaser to Seller, then Purchaser shall cause such amounts to be paid to Seller within fifteen (15) days after such final accounting is completed. All unpaid amounts shall accrue interest at the lesser of: (i) twelve percent (12%) per annum; or (ii) the maximum rate of interest allowable under applicable law, which interest, in either case, shall be deemed to accrue effective as of the date such payment was originally due.

(e)     Purchase Price Adjustments.     Seller and Purchaser acknowledge and agree that all of the costs, expenses, credits and prorations set forth in Section 7.1 shall be applied on the closing statement prepared by the Escrow Holder as an adjustment to the Purchase Price in accordance with the terms and conditions of Section 7.1.

7.2     Seller’s Closing Costs.     Sellers shall pay (i) Sellers’ own attorneys’ fees, (ii) any and all city and/or county documentary stamp or transfer taxes and sales taxes with respect to the sale of the Personal Property, if any, (iii) the cost of a CLTA Owners Policy of Title Insurance and costs relating to mechanic’s and materialmen’s liens coverage for each Real Property, (iv) any costs incurred in recording the Deed for each Real Property, and (v) fifty percent (50%) of Escrow Agent’s escrow fee or escrow termination charge.

7.3     Purchaser’s Closing Costs.     Purchaser shall pay (i) fifty percent (50%) of Escrow Agent’s escrow fee or escrow termination charge, (ii) the cost of the ALTA portion of each Title Policy with any extended coverage or other title insurance endorsements ordered by Purchaser (except mechanic’s and materialmen’s coverage), (iii) the cost of any new survey of any Real Property or any update of the relevant Survey, (iv) any costs incurred in connection with Purchaser’s investigation of Property Pool A pursuant to Article V, including the cost of any new environmental assessment commissioned by Purchaser, and (v) Purchaser’s own attorneys’ fees.

ARTICLE VIII

DISTRIBUTION OF FUNDS AND DOCUMENTS

8.1     Delivery of the Purchase Price.     At the Closing, Escrow Agent shall deliver the Purchase Price and the Common Equity A Portion to Sellers, and the transaction shall not be considered closed until such delivery occurs.

8.2     Space Lease.     Seller desires to cause the applicable Seller and Plus LLC, on a joint and several basis, to lease certain space within the Properties following the Closing and Purchaser desires to cause the entities acquiring such Properties to lease such space to such entities and, accordingly, concurrently herewith, Seller shall cause such entities and Purchaser shall cause certain of the entities which shall acquire individual Properties to enter into space leases, respecting the lease of certain space within such Properties to such entities, which space leases shall be effective upon the Closing.

8.3     Other Monetary Disbursements.     Escrow Agent shall, at the Closing, hold for personal pickup or arrange for wire transfer, (i) to Sellers, or order, as instructed by Sellers, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (ii) to Purchaser, or order, as instructed by Purchaser, any excess funds therefore delivered to Escrow Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.

8.4     Recorded Documents.     Escrow Agent shall cause the Deed and any other documents that Sellers or Purchaser desire to record to be recorded with the appropriate county recorder for each Real Property, and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was required.

8.5     Documents to Purchaser.     Escrow Agent shall at the Closing deliver by overnight express delivery to Purchaser the following:

(1)	one (1) conformed copy of each Deed showing all recording data;
(2)	two (2) originals of each Bill of Sale and two (2) originals of each Assignment and Assumption;
(3)	two (2) originals of each FIRPTA Affidavit;
(4)	two (2) originals of each California Form 593-C;
(5)	one (1) original of the Closing Statement;
(6)	one (1) original of each Owner’s Affidavit; and
(7)	one (1) original of each Title Policy.

8.6     Documents to Seller.     Escrow Agent shall at the Closing deliver by overnight express delivery to Sellers, the following:

(1)	one (1) conformed copy of each Deed showing all recording data;
(2)	two (2) originals of each Bill of Sale and two (2) originals of each Assignment and Assumption;
(3)	two (2) originals of each FIRPTA Affidavit;
(4)	two (2) originals of each California Form 593-C;
(5)	one (1) original of the Closing Statement; and
(6)	one (1) copy of each Title Policy.

8.7     All Other Documents.     Escrow Agent shall at the Closing deliver by overnight express delivery, each other document received hereunder by Escrow Agent to the person acquiring rights under said document or for whose benefit said document was required.

ARTICLE IX

RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

9.1     Return of Seller’s Documents.     If escrow or this Agreement is terminated for any reason, Escrow Agent shall immediately refund the Deposit to Purchaser (except in the event of Seller’s retention of the Deposit as liquidated damages upon termination of this Agreement due to Purchaser’s default pursuant to Section 10.1 below), Purchaser shall, within five (5) days following such termination, deliver to Sellers all documents and materials relating to Property Pool A previously delivered to Purchaser by any Seller and copies of all reports, studies, documents and materials obtained by Purchaser from third parties in connection with Property Pool A and Purchaser’s investigation thereof. Such items shall be delivered without representation or warranty as to accuracy or completeness and with no right of Sellers to rely thereon without the consent of the third party. Escrow Agent shall deliver all documents and materials deposited by Sellers and then in Escrow Agent’s possession to Sellers and shall destroy any documents executed by both Purchaser and Sellers. Upon delivery by Escrow Agent to Sellers (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to any Seller or Purchaser.

9.2     Return of Purchaser’s Documents.     If escrow or this Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Purchaser and then in Escrow Agent’s possession to Purchaser and shall destroy any documents executed by both Purchaser and Sellers. Upon delivery by Escrow Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to any Seller or Purchaser.

9.3     Deposit.     If Escrow or this Agreement is terminated for any reason other than Purchaser’s breach or default under this Agreement, then Purchaser shall be entitled to obtain the return of the Deposit pursuant to Section 9.4 below. If any condition to Closing set forth in Section 3.1 is not satisfied (or deemed satisfied) or waived in writing by Purchaser with respect to any Real Property, a portion of the Deposit shall be refunded to Purchaser in an amount equal to the portion of the total Deposit attributable to the Real Property for which the condition is not satisfied (or deemed satisfied) or waived, based on the values set forth in Exhibit D. Pursuant to Section 6.1, Purchaser shall be obligated to close on all of the Real Properties remaining in Property Pool A within ten (10) days following the satisfaction of all conditions to Closing, subject to Section 6.3. If the Closing does not take place and Escrow or this Agreement is terminated solely due to Purchaser’s breach or default under this Agreement, then Sellers shall be entitled to the Deposit and Escrow Agent shall deliver the Deposit to Sellers pursuant to Section 9.4 below.

9.4     Disbursement of Deposit.     If Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Deposit to such party, Escrow Agent shall deliver a copy of the notice to the other party within three (3) days after receipt of the notice. If the other party does not object to the delivery of the Deposit as set forth in the notice within three (3) business days after receipt of the copy of the notice, Escrow Agent shall, and is hereby authorized to, deliver the Deposit to the party requesting it pursuant to the notice. Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Deposit. Notwithstanding the foregoing, if Purchaser timely terminates or is deemed to have timely terminated this Agreement before 5:00 p.m. (California time) on the Due Diligence Period Expiration Date, Escrow Agent shall deliver the Deposit to Purchaser without the necessity of the consent of (or the failure to object by) Sellers.

9.5     No Effect on Rights of Parties; Survival.     The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under Article X with respect to the enforcement of this Agreement. The obligations under this Article IX shall survive termination of this Agreement.

ARTICLE X

DEFAULT

10.1     Seller’s Remedies.     If this Agreement is terminated prior to the Closing solely as a result of the breach or default of Purchaser under this Agreement, then Seller shall be entitled to receive and retain the Deposit as liquidated damages as Sellers’ sole and exclusive remedy for such breach and Sellers and Purchaser shall be released from any further obligations hereunder. BY EXECUTING THIS PROVISION, PURCHASER AND SELLERS HEREBY ACKNOWLEDGE AND AGREE THAT SELLERS’ ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLERS WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLERS AGREE THAT SELLERS’ RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLERS AT LAW OR EQUITY OR OTHERWISE IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF PURCHASER WRONGFULLY BRINGS AN ACTION AGAINST ANY SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SUCH SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WRONGFULLY RECORDS A LIS PENDENS OR OTHERWISE WRONGFULLY ENJOINS OR RESTRICTS SUCH SELLER’S ABILITY TO SELL AND TRANSFER ITS REAL PROPERTY OR WRONGFULLY REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLERS IF REQUIRED BY ESCROW AGENT (EACH A “PURCHASER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE §3275 OR §3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER UNDER CALIFORNIA CIVIL CODE §§1671, 1676 AND 1677. NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW.

BY EXECUTING THIS PROVISION, PURCHASER AND SELLERS EACH SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE

CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. PURCHASER AND SELLERS HAVE EXECUTED THIS PARAGRAPH IN ACCORDANCE WITH THE PROVISIONS OF SECTION 1677 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA.

ACCEPTED AND AGREED TO:

PURCHASER:			SELLER:

PACIFIC OFFICE MANAGEMENT, INC., a Delaware corporation			GRE GLENDALE LLC, a Delaware limited liability company

By:	/s/ Matthew J. Root		By:	Guggenheim Plus Leveraged LLC,
Name:	Matthew J. Root			a Delaware limited liability company
Its:	Chief Investment Officer		Its:	Managing Member

				By:	/s/ Joseph P. Mahoney
				Name:	Joseph P. Mahoney
				Its:	Authorized Signatory

SELLER:			SELLER:

GRE EMPIRE TOWERS, LP, a Delaware limited partnership			GRE CORNERSTONE LLC, a Delaware limited liability company

By:	GRE Empire Towers GP LLC,		By:	Guggenheim Plus Leveraged LLC,
	a Delaware limited liability company			a Delaware limited liability company
Its:	General Partner		Its:	Managing Member

				By:	/s/ Joseph P. Mahoney
	By:	/s/ Joseph P. Mahoney		Name:	Joseph P. Mahoney
	Name:	Joseph P. Mahoney		Its:	Authorized Signatory
	Its:	Authorized Signatory

SELLER:				SELLER:

GRE KEARNY MESA, LP, a Delaware limited partnership				GRE RIO VISTA, LP, a Delaware limited partnership

By:	GRE Kearny Mesa GP LLC, a			By:	GRE Rio Vista GP LLC, a
	Delaware limited liability company				Delaware limited liability company
Its:	General Partner			Its:	General Partner

	By:	Guggenheim Plus Leveraged, LLC, a Delaware limited liability company			By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company
	Its:	Managing Member			Its:	Managing Member

		By:	/s/ Joseph P. Mahoney			By:	/s/ Joseph P. Mahoney
		Name:	Joseph P. Mahoney			Name:	Joseph P. Mahoney
		Its:	Authorized Signatory			Its:	Authorized Signatory

SELLER:

GRE WALNUT CREEK LLC, a Delaware limited liability company

By:	Guggenheim Plus Leveraged LLC,
a Delaware limited liability company
Its:	Managing Member

	By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney
	Its:	Authorized Signatory

10.2     Cross-Default.     Purchaser and Sellers acknowledge that Purchaser is concurrently entering into the Property Pool B Agreement with entities directly or indirectly owned and/or controlled by Plus LLC or its affiliates. Both Purchaser and Sellers hereby agree and consent that the occurrence of a default by Purchaser under the Property Pool B Agreement shall constitute a default by Purchaser under this Agreement, and the occurrence of a default by the “Sellers” under the Property Pool B Agreement shall constitute a default by the Sellers under this Agreement. In the event of a default under the Property Pool B Agreement, Purchaser and Sellers shall each be entitled to exercise applicable remedies and perfect any and all rights in and under this Agreement.

10.3     Purchaser’s Remedies.     If the sale is not completed as herein provided solely by reason of any default of any Seller, Purchaser shall be entitled, as its sole and exclusive remedy, to either (i) terminate this Agreement (by delivering notice to Seller which includes a waiver of any right, title or interest of Purchaser in Property Pool A), in which event the Deposit shall be immediately returned to Purchaser and Seller shall reimburse to Purchaser within fifteen (15) days following request therefor accompanied by reasonable supporting documentation with respect thereto, Purchaser’s actual out-of-pocket third-party costs incurred as part of Purchaser’s proposed purchase of Property Pool A (including, without limitation, attorneys’ and consultants’ fees and costs in connection with negotiation of this Agreement and the conduct of due diligence efforts with respect to Property Pool A, not to exceed a maximum aggregate reimbursement pursuant to this clause (i) and any reimbursement made pursuant to clause (i) of Section 10.3 of the Property Pool B Agreement of Four Hundred Thousand Dollars ($400,000.00), or (ii) treat this Agreement as being in full force and effect and pursue only the specific performance of this Agreement, provided that Purchaser must notify Seller within forty-five (45) days after the scheduled Final Closing Date that Purchaser shall pursue an action for specific performance of this Agreement, and Purchaser must commence any action for specific performance within seventy-five (75) days after the scheduled Final Closing Date. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages (other than for costs under clause (i) above, and amounts to which Purchaser is entitled pursuant to Section 16.5 below), punitive damages or consequential damages. In no case shall any Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to Property Pool A, the condition of any property in Property Pool A, this Agreement, or any transaction or matter between the parties contemplated hereunder. Purchaser’s remedies hereunder are in addition to the right to receive the return of the Deposit, subject to Section 9.4, to the extent it is not applied to the Purchase Price in connection with Purchaser’s action for specific performance.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1     Seller’s Warranties and Representations.     The matters set forth in this Section 11.1 constitute representations and warranties made by each Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall, in all material respects, at the Closing be true and correct. If any Seller has actual knowledge that any of the representations and warranties contained in this Article XI may cease to be true, such Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which such Seller’s notice is based). As used in this Section 11.1, the phrase “to the extent of Seller’s actual knowledge” shall mean the actual knowledge of those parties listed on Exhibit K attached hereto with respect to such Seller. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such Seller’s knowledge parties, except that each of the Sellers represents and warrants to Purchaser that such Seller’s knowledge parties are the persons in such Seller’s organization with responsibility for the applicable Property most likely to have knowledge of the matters as to which representations and warranties are being made by such Seller under this Agreement, and is being made following review of such representations and warranties with the property manager for the applicable Property. To the extent Purchaser has or acquires actual knowledge or is deemed to know prior to the Closing that these representations and warranties are inaccurate, untrue or incorrect in any way and notwithstanding the same proceeds with the Closing, such representations and warranties shall be deemed modified to reflect Purchaser’s actual knowledge or deemed knowledge, provided that Seller shall be deemed to have breached its representation and warranty if the applicable representation and warranty (as qualified to Seller’s knowledge, if applicable, pursuant to this Agreement) was untrue in any materially adverse manner to Purchaser as of the date of this Agreement. Purchaser shall be deemed to know when representations or warranties is untrue, inaccurate or incorrect if this Agreement or any files, documents, materials, analyses, studies, tests or reports disclosed or made available to Purchaser prior to Closing contains information which is inconsistent with such representation and warranty. Seller shall notify Purchaser promptly upon learning any of the representations and warranties of Seller set forth in this Agreement are inaccurate, untrue or incorrect in any way (a “Seller’s Change Notice”), in the event of Seller’s delivery of such Seller’s Change Notice, Purchaser shall have the following rights and remedies: (x) if the applicable representation and warranty (as qualified to Seller’s knowledge, if applicable, pursuant to this Agreement) was untrue in any materially adverse manner to Purchaser as of the date of this Agreement, then Sellers shall be deemed to be in breach of this Agreement and Purchaser shall have the right to terminate this Agreement by delivery of written notice to Seller within ten (10) days following receipt of such Seller’s Change Notice, in which event the provisions of clause (i) of Section 10.3 above shall apply, and (y) if the applicable representation and warranty (as qualified to Seller’s knowledge, if applicable, pursuant to this Agreement) was not untrue as of the date of this Agreement, but is rendered untrue in any materially adverse manner to Purchaser by an occurrence first occurring after the date of this Agreement, then Purchaser may elect to terminate this Agreement by written notice delivered to Sellers within ten (10) days following receipt of the Seller’s Change Notice, but Sellers shall not be deemed to be in breach of this Agreement, and upon such termination, the Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities to the other hereunder, except as expressly provided for in this Agreement. As used in this Agreement, the phrase “actual knowledge” of Purchaser shall mean the actual knowledge of those parties listed on Exhibit K attached hereto with respect to Purchaser, without duty of investigation or imputation of knowledge.

Subject to the foregoing, each Seller warrants and represents to the Purchaser as follows, solely with respect to such Seller and the Real Property owned by such Seller:

11.1.1     No Broker.     Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement. FBR Capital Markets (the “Adviser”) is acting as an adviser to the Seller in connection with the sale contemplated by this Agreement. Seller shall pay an advisory fee to the Adviser in accordance with a separate agreement. Seller shall indemnify and hold harmless Purchaser from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.1.1 or if the same shall be based on any statement, representation or agreement by Seller with respect to the payment of any brokerage commissions or finder’s fees.

11.1.2     Organization.     Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the State of California.

11.1.3     Power and Authority.     Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.1.4     Proceedings.     Seller has not received any written notice of any pending or threatened condemnation, land use, regulatory or similar proceeding affecting the Real Property owned by Seller.

11.1.5     Contravention.     Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.1.6     Compliance.     Seller has not received written notice from any governmental authority that its Real Property is not, in material compliance with all applicable laws, except for such failures to comply, if any, which have been remedied.

11.1.7     Employees.     Seller has no employees.

11.1.8     Leases.     There are no Leases encumbering any Real Property that will survive Closing other than as set forth on the applicable Exhibit C. The Leases provided to Purchaser pursuant to Section 5.1 hereof are true and correct copies thereof and such Leases have not been amended or modified. Seller is the “Landlord” or “Lessor” under the Leases and has full power and authority to assign the same to Purchaser. Seller has not received written notice of any uncured event of default with respect to the performance of any of its obligations under the Leases and, except as may be disclosed on Exhibit O attached hereto, Seller has not delivered any written notice of any uncured event of default with respect to the performance of any of the Tenants’ obligations under the Leases which remains uncured. Each of the Leases is in full force and effect and there is no monetary default or material non-monetary default under any Lease by either the landlord or, to the best of Seller’s knowledge, the Tenant thereunder, except as disclosed on Exhibit O attached hereto. As of the date of the Argus Runs, except as disclosed on the Argus Runs, no Leasing Commissions, Tenant Inducement Costs or other amounts are currently payable to any person or entity under any agreement or understanding in connection with any Lease. Except for obligations which are the responsibility of Purchaser hereunder or are to be prorated pursuant to the terms hereof, all of the work (including all tenant improvements) to be constructed and installed by the landlord in the leased premises pursuant to the Leases on or before Closing is complete and fully paid for and/or will be complete and fully paid for on or before the Closing.

11.1.9     Due Diligence Materials.     To the extent of Seller’s actual knowledge, (i) Sellers have provided or made available to Purchaser pursuant to Section 5.1 above, copies of all brokerage, listing and other Contracts relating to the Properties, (ii) each of the “Financial Statements” (as defined in Exhibit I) provided by or made available by Seller to Purchaser pursuant to Section 5.1 hereof presents fairly, completely and accurately, in all material respects, the results of operations for the respective periods covered thereby, and (iii) those certain Contracts specified on Exhibit O attached hereto constitute the only Contracts relating to the Properties which shall not be terminated as of the Closing (such Contracts referenced on Exhibit O attached hereto are collectively referred to herein as the “Assigned Contracts”). Seller has not received written notice of any uncured event of default with respect to the performance of any of its obligations under the Assigned Contracts and, except as may be disclosed on Exhibit O attached hereto, Seller has not delivered any written notice of any uncured event of default with respect to the performance of any of the contractor’s obligations under the Assigned Contracts which remains uncured. There is no monetary default or material non-monetary default under any Assigned Contract by either Seller or, to the best of Seller’s knowledge, the contractor thereunder, except as disclosed on Exhibit O attached hereto.

11.1.10     Litigation.     To the extent of Seller’s actual knowledge, there is no litigation affecting its Real Property which litigation is not covered by insurance.

11.1.11     Patriot Act.

(1) Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Seller covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Purchaser for its review and inspection during normal business hours and upon reasonable prior notice.

(2) Neither Seller nor, to the actual knowledge of Seller, any beneficial owner of Seller (other than an owner of shares of stock traded on a public exchange):

(a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(b) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(c) other than as to an owner of shares of stock traded on a public exchange, is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

11.1.12     Patriot Act Notice. Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Purchaser in writing, and in such event, Purchaser shall have the right to terminate this Agreement, with full return of the Deposit to Purchaser, and without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller.

11.1.13     Investment.     Seller represents that the shares of Common Stock being issued pursuant to Section 2.1.4 (the “Shares”) are being acquired by it with the present intention of holding such Shares for purposes of investment, and not with a view towards sale or any other distribution. Seller acknowledges that such Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be sold or otherwise disposed of in the absence of registration or exemption under the Securities Act and other applicable laws. Seller is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. Seller has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the Common Stock. Seller has received and reviewed, and understands the contents of, the “Informational Materials” (as defined below), and has been afforded the opportunity to ask questions of those persons it considers appropriate and to obtain any additional information it desires in respect of such Shares and the business, operations, conditions (financial and otherwise) and current prospects of the Purchaser. Seller has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of such Shares and has not relied on the Informational Materials, the Purchaser or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences. For purposes of this Section 11.1.13, “Informational Materials” shall include, collectively, (i) Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2009; (ii) Purchaser’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and June 30, 2010 (assuming the filing thereof prior to Closing); (iii) Purchaser’s Notice of Annual Meeting and Proxy Statement in connection with Purchaser’s 2010 Annual Meeting of Stockholders; (iv) Current Reports on Form 8-K since January 1, 2010; and (v) such other publicly-filed forms and information relating to the Purchaser.

11.2     Purchaser’s Warranties and Representations.     The matters set forth in this Section 11.2 constitute representations, warranties and covenants by Purchaser which are now and shall, at the Closing, be true and correct.

11.2.1     No Broker.     Except for the Adviser, Purchaser has not engaged or dealt with any broker, adviser or finder in connection with the sale contemplated by this Agreement. Purchaser shall indemnify and hold harmless Sellers from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.2.1 or if the same shall be based on any statement, representation or agreement by Purchaser with respect to the payment of any brokerage commissions or finder’s fees.

11.2.2     Power and Authority.     Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.2.3     Independent Investigation.     The consummation of this transaction shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated each Real Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Real Properties.

11.2.4     Purchaser Reliance.     Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to Property Pool A, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Sellers or Sellers’ agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Sellers or Sellers’ agents or consultants, except as expressly set forth in Section 11.1.

11.2.5     PATRIOT Act.

(1) Purchaser is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

(2) Neither Purchaser nor, to the actual knowledge of Purchaser, any beneficial owner of Purchaser (other than an owner of shares of stock traded on a public exchange):

(a) is listed on any List;

(b) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(c) other than as to an owner of shares of stock traded on a public exchange, is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

11.2.6     PATRIOT Act Notice.     Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its beneficial owners (other than an owner of shares of stock traded on a public exchange) becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement with full return of the Deposit to Purchaser and without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser.

11.3     No Other Warranties and Representations.     Except as specifically set forth in this Article XI or in the documents to be executed and delivered by Sellers to Purchaser as of the Closing (collectively, the “Sellers Closing Documents”), no Seller has made or authorized anyone to make, any warranty or representation as to any written materials delivered to Purchaser, the persons preparing such materials, the truth, accuracy or completeness of such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith, the operation, income generated by, or any other matter or thing affecting or relating to Property Pool A or any matter or thing pertaining to this Agreement. Purchaser expressly acknowledges that, except as specifically set forth in this Article XI or in the Sellers Closing Documents, no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this Article XI or in the Sellers Closing Documents. Purchaser shall accept each Real Property “as is” and in its condition on the Effective Date, reasonable wear and tear and damage by casualty through and including the date of Closing excepted subject only to the express provisions of this Agreement and the Sellers Closing Documents and hereby acknowledges and agrees that SELLERS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, PROPERTY POOL A EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11.1 OR IN THE SELLERS CLOSING DOCUMENTS.

11.3.1     No Environmental Representations.     No Seller makes any representations or warranties as to whether the Real Property owned by such Seller contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that any Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, such Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports. Purchaser acknowledges that each Seller has provided necessary disclosures regarding the environmental condition of the Real Property owned by such Seller as required by California Health & Safety Code Section 25359.7.

11.3.2     Release of Claims.     Subject to the express provisions of this Agreement and the Sellers Closing Documents, Purchaser acknowledges and agrees that no Seller makes any representation or warranty as to, and Purchaser, for itself, its successors and assigns, hereby waives and releases each Seller from any present or future claims, at law or in equity, whether known or unknown, foreseeable or otherwise, arising from or relating to, Property Pool A, this Agreement or the transactions contemplated hereby and arising from or related to the presence or alleged presence of asbestos, radon or any hazardous materials or harmful or toxic substances in, on, under or about any Real Property, including without limitation any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) the common law. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.2 and has discussed its import with legal counsel and that the provisions of this Section 11.3.2 are a material part of this Agreement. PURCHASER ACKNOWLEDGES THAT IT IS FAMILIAR WITH AND VOLUNTARILY WAIVES ANY RIGHT OR BENEFIT ARISING FROM SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

WITH RESPECT TO THE LIMITED WAIVER AND RELEASE SPECIFIED ABOVE, PURCHASER WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT IT HAS OR MAY HAVE UNDER ANY SIMILAR PROVISION OF THE STATUTORY OR NON-STATUTORY LAW OF ANY JURISDICTION.

PURCHASER:		SELLER:

PACIFIC OFFICE MANAGEMENT, INC., a Delaware corporation		GRE GLENDALE LLC, a Delaware limited liability company

By:	/s/ Matthew J. Root	By:	Guggenheim Plus Leveraged LLC,
Name:	Matthew J. Root		a Delaware limited liability company
Its:	Chief Investment Officer	Its:	Managing Member

			By:	/s/ Joseph P. Mahoney
			Name:	Joseph P. Mahoney
			Its:	Authorized Signatory

SELLER:			SELLER:

GRE EMPIRE TOWERS, LP, a Delaware limited partnership			GRE CORNERSTONE LLC, a Delaware limited liability company

By:	GRE Empire Towers GP LLC,		By:	Guggenheim Plus Leveraged LLC,
	a Delaware limited liability company			a Delaware limited liability company
Its:	General Partner		Its:	Managing Member

	By:	/s/ Joseph P. Mahoney		By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney		Name:	Joseph P. Mahoney
	Its:	Authorized Signatory		Its:	Authorized Signatory

SELLER:				SELLER:

GRE KEARNY MESA, LP, a Delaware limited partnership				GRE RIO VISTA, LP, a Delaware limited partnership

By:	GRE Kearny Mesa GP LLC, a			By:	GRE Rio Vista GP LLC, a
	Delaware limited liability company				Delaware limited liability company
Its:	General Partner			Its:	General Partner

	By:	Guggenheim Plus Leveraged, LLC, a Delaware limited liability company			By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company
	Its:	Managing Member			Its:	Managing Member

		By:	/s/ Joseph P. Mahoney			By:	/s/ Joseph P. Mahoney
		Name:	Joseph P. Mahoney			Name:	Joseph P. Mahoney
		Its:	Authorized Signatory			Its:	Authorized Signatory

SELLER:

GRE WALNUT CREEK LLC, a Delaware limited liability company

By:	Guggenheim Plus Leveraged LLC,
a Delaware limited liability company
Its:	Managing Member

	By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney
	Its:	Authorized Signatory

This Section 11.3.2 shall survive the Closing forever.

ARTICLE XII

CASUALTY AND CONDEMNATION

Promptly upon learning thereof, the applicable Seller shall give Purchaser written notice of any condemnation, damage or destruction of its Real Property occurring prior to the Closing.

12.1    Single Real Property.    If, prior to the Closing, all or a material portion of any one (1) Real Property is condemned, damaged or destroyed by an insured casualty, Purchaser shall have the option of either (i) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance, unless allocable to the period from and after the Closing) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, and receiving a credit against the Purchase Price in an amount equal to any applicable deductible and/or self-insured amount under any such insurance policy and/or the estimated cost of repair of any uninsured casualty damage as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Purchaser, and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or payments not theretofore received by Seller, or (ii) removing the affected Real Property from Property Pool A and closing the transaction as otherwise contemplated hereby with a reduction of the Purchase Price equal to the allocated value of such Real Property as set forth on Exhibit D.

12.2    Multiple Real Properties.    If, prior to the Closing, all or a material portion of more than one (1) Real Property is condemned, damaged or destroyed by an insured casualty, Purchaser shall have the option of either (i) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance, unless allocable to the period from and after the Closing) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, receiving a credit against the Purchase Price in an amount equal to any applicable deductible and/or self-insured amount under any such insurance policy and/or the estimated cost of repair of any uninsured casualty damage as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Purchaser, and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or payments not theretofore received by Seller, or (ii) removing the affected Real Properties from Property Pool A and closing the transaction as otherwise contemplated hereby with a reduction of the Purchase Price equal to the allocated values of such Real Properties as set forth on Exhibit D.

12.3    Non-Material Portion.    If, prior to the Closing, a portion of any Real Property is condemned, damaged or destroyed and such portion is not a material portion of such Real Property, the proceeds of any condemnation award or payment under any insurance policies shall be applied toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, Seller shall credit against the Purchase Price the amount of any applicable deductible and/or self-insured amount under any insurance policies and/or the estimated cost of repair of any uninsured casualty damage, and Seller shall assign to

Purchaser all of Seller’s right, title and interest in any unpaid awards or payments. For purposes of this Article XII, the term “material portion” shall mean condemnation, damage or destruction of a portion of any Real Property, the value of which is greater than five percent (5%) of the allocated value of such Real Property as set forth on Exhibit D, or an absence of reasonable access to such Real Property. Notwithstanding the provisions of Section 12.1 and Section 12.2, if the damage or destruction of a Real Property arises out of an uninsured risk in an amount greater than five percent (5%) of the Purchase Price allocated to such Real Property as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Purchaser, Seller may elect, by written notice (a “Removal Notice”) to Purchaser delivered within ten (10) days of the occurrence of such damage or destruction to remove the affected Real Property from Property Pool A, in which event the transaction shall close as otherwise contemplated hereby without such removed Real Property and with a reduction of the Purchase Price equal to the allocated values of such removed Real Property as set forth on Exhibit D; provided further, that if Seller so delivers a Removal Notice electing to remove the affected Real Property from Property Pool A, Purchaser may elect, by written notice delivered to Seller within ten (10) days following receipt of such Removal Notice from Seller, to nullify Seller’s election, in which event such affected Real Property shall not be removed from Property Pool A but the maximum credit which Purchaser may receive at the Closing allocable to the uninsured damage to such affected Real Property shall be five percent (5%) of the Purchase Price allocated to such Real Property.

ARTICLE XIII

CONDUCT PRIOR TO CLOSING

13.1    Conduct.    From and after the date hereof, each Seller shall operate the Real Property owned by such Seller in accordance with its standard business procedures. Without limiting the generality of the foregoing, prior to the Closing or the earlier termination of this Agreement, subject to casualty events, each Seller shall maintain its respective Real Property in substantially its present condition, subject to normal wear and tear, and each Seller shall not materially diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property. During the period from the date hereof until the Closing or earlier termination of this Agreement, each Seller shall discontinue all marketing efforts with respect to the sale of the Property and shall terminate all negotiations with any other person or entity other than Purchaser for the sale or disposition of the Property.

13.2    Actions Prohibited.    No Seller shall, without the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed:

(i)         make any material structural alterations or additions to any Real Property except, upon written notice to Purchaser, as (a) in the ordinary course of operating such property, (b) required for maintenance and repair, or (c) required by this Agreement;

(ii)        sell, transfer, encumber or change the status of title of all or any portion of any Real Property;

(iii)        change or attempt to change, directly or indirectly, the current zoning of any Real Property in a manner materially adverse to it; or

(iv)        cancel, amend or modify, in a manner materially adverse to any Real Property, any license or permit held by Seller with respect to any Real Property or any part thereof which would be binding upon Purchaser after the Closing.

13.3    New Leases and Contracts and Pre-Closing Notices.    Following the full execution and delivery of this Agreement and prior to the Due Diligence Period Expiration Date and Purchaser’s delivery of the Second Deposit to Escrow Agent, no Seller may enter into, amend, modify or terminate any new or existing Lease or Contract without providing Purchaser with written notice of the same together with a copy thereof. After the Due Diligence Period Expiration Date and Purchaser’s delivery of the Second Deposit to Escrow Agent, no Seller may enter into, amend, modify or terminate any new or existing Lease or Contract without Purchaser’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, a Seller may enter into, amend, modify or terminate any new or existing Contracts at any time without Purchaser’s consent, but upon reasonable prior written notice to Purchaser, if doing so is in the ordinary course of operating the Real Property owned by such Seller and the contract (i) will not be binding on Purchaser or (ii) is cancelable on thirty (30) days or less notice without penalty or premium. As used in this Agreement, “Contracts” shall mean all written or oral: (a) insurance, management, leasing, security, janitorial, cleaning, pest control, waste disposal, landscaping, advertising, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, severance, franchise, licensing, supply, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments in any way relating to the Property or any part thereof, together with all supplements, amendments and modifications thereto; and (b) equipment leases and all rights and options of Seller thereunder, together with all supplements, amendments and modifications thereto; provided that the “Contracts” shall specifically exclude the Leases.

If any Seller shall request Purchaser’s approval to any of the foregoing matters, Purchaser shall have three (3) business days from its receipt of such request to give such Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser.

During the time period commencing upon the date hereof and terminating on the Closing or the earlier termination of this Agreement, Seller shall deliver to Buyer prompt notice of: (A) the occurrence of any inspections of any Real Property by any governmental authority; (B) any actual or alleged default by a party to any Contract; (C) any actual or alleged default by any party to any Lease; (D) any notices of violations of laws, ordinances, orders, directives, regulations or requirements issued by; filed by or served by any governmental agency against Seller or any Property.

13.4    Confidentiality.    Upon the execution of this Agreement, that certain letter agreement between Plus LLC and Purchaser dated October 9, 2009, each Seller and Purchaser shall terminate and be of no further force or effect. Purchaser shall treat all of items delivered by Sellers to Purchaser pursuant to this Agreement prior to the Closing as confidential and proprietary information of Sellers. Purchaser shall hold such information in confidence and shall not disclose such information or materials to any third-parties other than Purchaser’s attorneys, employees, agents, consultants, contractors, subcontractors, accountants and existing and prospective investors and lenders on a “need to know” basis. Purchaser shall instruct any such outside parties described above to whom such disclosure is made to treat and hold such information as confidential and proprietary. The covenants of Purchaser set forth in this Section 13.4 shall not apply to any information that: (a) is, or subsequently becomes, part of the public domain other than as a result of a breach of this Agreement by Purchaser; (b) was communicated to Purchaser from other sources prior to the time of disclosure by Sellers to Purchaser and such prior knowledge can be reasonably demonstrated by Purchaser; and/or (c) is required by law to be disclosed. Nothing contained herein shall preclude Purchaser from disclosing all or any portion of such confidential information or materials: (1) pursuant to or in connection with a judicial order, governmental inquiry, subpoena, or other legal process; (2) in order to initiate, defend or otherwise pursue legal proceedings between the parties in connection with this Agreement; and/or (3) to the extent required in the good faith judgment of Purchaser’s counsel by securities laws and related regulations in connection with the Common Stock Follow-on Offering, provided that to the extent of any disclosure or marketing materials making reference to Sellers (beyond merely identifying Sellers) or “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name, such reference shall be subject to Sellers’ review and approval, which approval shall not be unreasonably withheld and which approval shall be deemed to be granted if written notice withholding approval and specifying the reasonable basis therefor is not delivered to Purchaser within one (1) business day following receipt of Purchaser’s request for approval pursuant hereto. The covenants and agreements of Purchaser set forth in the foregoing provisions of this Section 13.4 hereof shall not survive the Closing. For a period of thirty (30) days following the Closing, Purchaser shall not issue a press release or otherwise communicate with media representatives regarding the sale and purchase contemplated by this Agreement to the extent such press release or communication makes reference to Sellers (beyond merely identifying Sellers) or “Guggenheim Plus Leveraged LLC” or any other use of the “Guggenheim” name, unless such reference has been reviewed and approved by Sellers, which approval shall not be unreasonably withheld and which approval shall be deemed to be granted if written notice withholding approval and specifying the reasonable basis therefor is not delivered to Purchaser within one (1) business day following receipt of Purchaser’s request for approval pursuant hereto.

13.5    Right to Cure.    If any title defect or other matter which would entitle Purchaser to terminate this Agreement shall first arise after Purchaser notifies Sellers of its approval pursuant to Section 5.3 and prior to the Closing or if any Seller shall have breached any representation or warranty hereunder, such Seller may elect, by written notice to Purchaser, to cure such title defect or other matter by causing it to be removed, insured over or bonded to cure such breach in a manner reasonably acceptable to Purchaser and Seller may adjourn the Closing for the applicable Property for up to thirty (30) days to do so. Nothing contained in this Section 13.5 shall require any Seller to cure any such title defect or other matter or to incur any liability or expense to do so except as may be otherwise expressly provided in Section 5.3.1 or elsewhere in this Agreement.

13.6    Contract Cancellation.    Seller shall terminate as of the Closing any property management agreement, listing or brokerage agreement or other Contracts affecting any Real Property (other than the Assigned Contracts) without cost to Purchaser and Purchaser shall not be responsible for any salaries, benefits or other compensation due to onsite employees of the current property manager, brokers or other third parties under such Contracts (other than obligations under the Assigned Contracts relating to the period from and after the Closing).

13.7    Purchaser Covenant.    The REIT shall use its commercially reasonable efforts to file with the U.S. Securities and Exchange Commission any reports required to be filed by it under the Securities Exchange Act of 1934, as amended, to the extent required to enable Seller to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act (or any comparable successor rules), but subject to the restrictions on sale or transfer of the Shares included in Section 2.1.4. The REIT shall furnish to any holder of the Shares upon request a written statement executed by the REIT as to the steps it has taken to comply with the current public information requirement of Rule 144 under the Securities Act (or such comparable successor rules). The REIT shall use its commercially reasonable efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares, provided that such transfers are then permitted pursuant to the terms of this Agreement.

Prior to the issuance thereof, the REIT shall use its commercially reasonable efforts to cause the Shares to be listed on the New York Stock Exchange (or such other national securities exchange on which the Common Stock is then listed) and shall use its commercially reasonable efforts to maintain such listing for so long as the Seller holds the Shares.

The REIT will use its commercially reasonable efforts to cause the Shares to constitute “covered securities” for the purposes of Section 18 of the Securities Act by maintaining the listing of the Common Stock on the New York Stock Exchange or such other qualifying national securities exchange. In the event that the Shares cease to constitute “covered securities,” the Purchaser shall file such documents as may be necessary to register or qualify the Shares under the securities or “blue sky” laws of such states as the Seller may reasonably request, and use its reasonable efforts to cause such filings to become effective in a timely manner; provided, however, that the REIT shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once such filings are effective, the Purchaser shall use its reasonable efforts to keep such filings effective until such time as all of the Shares have been disposed of by the Seller.

ARTICLE XIV

NOTICES

All notices, demands or other communications given hereunder, by the parties hereto or their respective counsel on their behalf, shall be in writing, and shall be deemed to have been duly delivered (i) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (or, if such date is not on a business day, on the business day next following such date), or (ii) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, at a post office maintained by the United States Postal Service, or (iii) upon the receipt by facsimile transmission as evidenced by a receipt transmission report (followed by delivery by one of the other means identified in (i)-(ii)), addressed as follows:

If to Purchaser, to:

Pacific Office Management, Inc.

10188 Telesis Court, Suite 222

San Diego, California 92121

Attn: Matthew J. Root, Chief Investment Officer

Telephone (858) 678-8500

Facsimile (858) 678-8504

with a copy to:

Pacific Office Management, Inc.

233 Wilshire Boulevard, Suite 310

Santa Monica, California 90401

Attn: Tamara Edwards, Esq.

Telephone (310) 395-3348

Facsimile: (310) 395-2741

and with a copy to:

Cox, Castle & Nicholson LLP

555 California Street, 10th Floor

San Francisco, California 94104

Attn: Scott Brooks, Esq.

Telephone (415) 392-4200

Facsimile: (415) 392-4250

If to Sellers or any Seller, to:

Guggenheim Plus Leveraged LLC

c/o Guggenheim Partners

4 Copley Place

Boston, MA 02116

Attention: Joseph P. Mahoney

Telephone: (617) 536-5539

Facsimile: (617) 536-5455

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention: Samuel L. Richardson, Esq.

Telephone: (617) 570-1878

Facsimile: (617) 227-8591

If to Escrow Agent, to:

First American Title Insurance Company

National Commercial Services

4380 LaJolla Village Drive, Suite 200

San Diego, CA 92122

Attn: Frank “Skip” Santy

Telephone: (858) 410-2155

Facsimile: (877) 461-2093

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

ARTICLE XV

TRANSFER OF POSSESSION

15.1    Transfer of Possession.    Possession of the Real Properties shall be transferred to Purchaser at the time of Closing subject to the Permitted Encumbrances.

15.2    Delivery of Documents at Closing.    At the time of Closing, each Seller shall deliver to Purchaser originals or copies of any additional documents, instruments or records in the possession of such Seller or its agents which are necessary for the ownership and operation of the Real Properties, including, without limitation (a) originals, or if the originals are not available, copies of all of the Leases, Permits and Entitlements and other Intangible Property in Seller’s possession or control, (b) a letter to each of the Tenants under the Leases, in form and substance reasonably satisfactory to Purchaser, advising such Tenants of the sale of the Property to Purchaser and directing the Tenants to tender all future payments under the Leases to Purchaser, (c) an updated, current rent roll relating to the Real Property, certified by Sellers as being true, correct and complete in all material respects as of a date not earlier than two (2) days prior to the Closing, which shall provide the basis for estimated prorations at Closing pursuant to this Agreement, and (d) all keys and security cards, if any, relating to the Real Property, and such additional documents, instructions or other items as may be necessary to operate any security systems on the Real Property.

ARTICLE XVI

GENERAL PROVISIONS

16.1    Captions.    Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

16.2    Exhibits.    All exhibits referred to herein and attached hereto are a part hereof.

16.3    Entire Agreement.    This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

16.4    Modification.    No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

16.5    Attorneys’ Fees.    Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered.

16.6    Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of California.

16.7    Time of Essence.    Time is of the essence to this Agreement and to all dates and time periods set forth herein.

16.8    Survival of Warranties.    Only those warranties and representations contained in Sections 11.1 and 11.2 and the provisions of Section 11.3 shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price, provided that (i) such representations and warranties (but not such provisions) shall cease and terminate twelve (12) months after the date of Closing, except in respect of any representation or warranty as to which Purchaser or Seller, as the case may be, shall have commenced, on or before such twelve (12) month anniversary, a legal proceeding based on the breach thereof as of the date of Closing, and then only for so long as such proceeding shall continue and limited to the breach therein claimed, (ii) Seller shall have no liability to Purchaser with respect to any representation or warranty that relate to a particular Seller or a particular Real Property unless and until the damages suffered by Purchaser as a result thereof shall equal or exceed fifteen one hundredths percent (0.15%) of the allocated value of such Real Property as set forth in Exhibit D, and (iii) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties shall not exceed the Maximum Liability Cap (as defined below) in the aggregate. Unless otherwise expressly herein stated to survive, all other representations, covenants, indemnities, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing. Seller shall have no liability to Purchaser after Closing for any matter disclosed by Seller or learned by Purchaser prior to Closing.

16.9    Assignment by Purchaser.    Purchaser may not assign its rights under this Agreement; except, however, that Purchaser shall have the right to assign this Agreement separately as to each of the Properties to (i) any entity in which Purchaser or any entity controlled by, controlling or under common control with Purchaser has an interest; or (ii) to a tenancy in common structure in which one or more of the tenants in common is an entity in which Purchaser or any entity controlled by, controlling or under common control with Purchaser has an interest, without Seller’s consent or approval, provided, (a) Purchaser delivers to the applicable Seller written notice of its intention to do so at least five (5) business days prior to Closing, which notice shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request including compliance with Section 11.2.6 (compliance may be in the form of the proposed assignee making the same representation as in Section 11.2.6), (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance reasonably satisfactory to such Seller, (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder, and (d) in the event of an assignment by Purchaser to one or more entities where Purchaser and/or one or more entities controlled by, controlling or under common control with Purchaser are to acquire less than a fifty percent (50%) interest in Property Pool A at Closing, then Seller may elect, by written notice delivered to Purchaser within three (3) days following receipt of written notice of such assignment, to require Purchaser to pay all of the Purchase Price in cash or other immediately available funds (without any transfer of Common Stock), subject to the terms of this Agreement. Seller’s failure to deliver such written notice within such three (3) day period electing whether or not to require Purchaser to pay all of the Purchase Price in cash or other immediately available funds shall be deemed to constitute Seller’s election to require Purchaser to pay all of the Purchase Price in cash or other immediately available funds (without any transfer of Common Stock).

16.10    Severability.    If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

16.11    Successors and Assigns.    All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (subject to Section 16.9).

16.12    Interpretation.    Sellers and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

16.13    Counterparts.    This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

16.14    Recordation.    This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

16.15    Limitation on Liability.    In any action brought to enforce the obligations of any Seller under this Agreement or any other document delivered in connection herewith (including,

without limitation, any amount owing pursuant to Section 3 of the Assignment and Assumption), the judgment or decree shall be subject to the provisions of Section 16.8 and shall, otherwise in any event, be enforceable against each Seller only up to a maximum of three percent (3%) of the allocated value of Seller’s Real Property as set forth in Exhibit D, and against Sellers in the aggregate of three percent (3%) of the Purchase Price (“Maximum Liability Cap”). No shareholder, officer, employee or agent of or consultant to, or of, Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Seller. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in Property Pool A, including any proceeds thereof. Purchaser shall have no recourse against any other property or assets of Seller, the general account of Seller, any separate account of Seller, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 16.15, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Purchaser’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Purchaser shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in Property Pool A or any proceeds thereof. The provisions of this Section 16.15 shall survive the termination of this Agreement.

16.16    Business Day.    As used in this Agreement, “business day” shall be deemed to be any day other than a day on which banks in the state of California shall be permitted or required to close and all references to time of day herein shall refer to California time.

16.17    Waiver of Jury Trial.    PURCHASER AND SELLERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR PROPERTY POOL A (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER AND PURCHASER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY PURCHASER AND SELLER AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section 16.17 and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial. Purchaser and Sellers agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2).

16.18    Exchange Cooperation.    Purchaser may acquire Property Pool A as part of an Internal Revenue Code tax deferred exchange for the benefit of Purchaser. Sellers agree to assist and cooperate with the other in such exchange at no cost, expense or liability to itself and further agree to execute any and all documents (subject to the reasonable approval of legal counsel) as are reasonably necessary in connection with such exchange. As part of any exchange, Sellers and Purchaser shall not be obligated to acquire or convey any other property as part of such exchange. No permitted assignment hereunder shall relieve Purchaser of liability hereunder.

16.19    Seller Requirements.    Upon Purchaser’s written request, for a period of two (2) years following the Closing, Seller shall make Seller’s Books and Records available to Purchaser for inspection, copying and audit by Purchaser’s designated accountants, at Purchaser’s expense, to enable or assist any of Purchaser, the REIT or any of their respective affiliates (collectively, the “Public Reporting Entities”), or their successors and assigns, to make any necessary or appropriate filings (as specified on Exhibit P attached hereto), if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”) or otherwise by applicable law. Furthermore, and without limiting the foregoing, for a period of two (2) years following the Closing, Seller, or, in the event Seller is dissolved, an affiliate of Seller acceptable to Purchaser in Purchaser’s sole discretion, shall execute the form of audit letter contained in Exhibit Q attached hereto, as the same may be modified from time to time, as and when requested by Purchaser. The covenants and agreements set forth in this Section hereof shall survive the Closing for a period of two (2) years.

ARTICLE XVII

ESCROW AGENT DUTIES AND DISPUTES

17.1    Other Duties of Escrow Agent.    Escrow Agent shall not be bound in any way by any other agreement or contract between any Seller and Purchaser, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s negligence or willful misconduct. Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

17.2    Disputes.    Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of California pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Sellers and Purchaser in connection with the Deposit.

17.3    Reports.    Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.

17.4    Option Consideration.    In consideration for each Seller’s removal of the Real Properties from the market and Purchaser’s right to terminate this Agreement on or prior to the Due Diligence Period Expiration Date, together with the Deposit, Purchaser shall deliver an amount equal to One Thousand Dollars ($1,000) (the “Option Consideration”) to the Escrow Agent, which Option Consideration shall be immediately be released to Sellers by Escrow Agent and shall be non-refundable under any circumstances (but shall be applied to the Purchase Price at Closing).

[Signature page to follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

PURCHASER:

PACIFIC OFFICE MANAGEMENT, INC., a Delaware corporation

By:	/s/ Matthew J. Root
Name:	Matthew J. Root
Its:	Chief Investment Officer

SELLER:

GRE GLENDALE LLC, a Delaware limited liability company			GRE EMPIRE TOWERS, LP, a Delaware limited partnership

By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company		By:	GRE Empire Towers GP LLC, a Delaware limited liability company
Its:	Managing Member		Its:	General Partner

	By:	/s/ Joseph P. Mahoney		By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney		Name:	Joseph P. Mahoney
	Its:	Authorized Signatory		Its:	Authorized Signatory

GRE CORNERSTONE LLC, a Delaware limited liability company			GRE KEARNY MESA, LP, a Delaware limited partnership

By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company		By:	GRE Kearny Mesa GP LLC, a Delaware limited liability company
Its:	Managing Member		Its:	General Partner

	By:	/s/ Joseph P. Mahoney		By:	Guggenheim Plus Leveraged, LLC, a Delaware limited liability company
	Name:	Joseph P. Mahoney
	Its:	Authorized Signatory		Its:	Managing Member

					By:	/s/ Joseph P. Mahoney
					Name:	Joseph P. Mahoney
					Its:	Authorized Signatory

[Signature Page to Sale, Purchase and Escrow Agreement]

GRE RIO VISTA, LP, a Delaware limited partnership				GRE WALNUT CREEK LLC, a Delaware limited liability company

By:	GRE Rio Vista GP LLC, a Delaware limited liability company			By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company
Its:	General Partner			Its:	Managing Member

	By:	Guggenheim Plus Leveraged, LLC, a Delaware limited liability company			By:	/s/ Joseph P. Mahoney
					Name:	Joseph P. Mahoney
					Its:	Authorized Signatory
	Its:	Managing Member

		By:	/s/ Joseph P. Mahoney
		Name:	Joseph P. Mahoney
		Its:	Authorized Signatory

2

CONSENT AND AGREEMENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Lynn Graham
Lynn Graham
[Print Name]

Its:
Title

[Consent and Agreement of Escrow Agent]

EXHIBIT A-1

Description of Glendale Real Property

See Attached.

A-1-1

GLENDALE

Real property in the City of Glendale, County of Los Angeles, State of California, described as follows:

PARCEL 1:

THE NORTH 50 FEET OF LOT(S) 1 AND 2, CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE(S) 112 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE SOUTH 5 FEET OF THE EAST 18 FEET THEREOF.

PARCEL 2:

THE SOUTH 120 FEET OF LOT 1 OF CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 112, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

THE SOUTH 120 FEET AND THE SOUTH 5 FEET OF THE NORTH 50 FEET OF THE EAST 18 FEET OF LOT(S) 2, OF CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE(S) 112 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 4:

LOT(S) 3 OF CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE(S) 112 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 5:

LOT(S) 4 OF CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE(S) 112 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 6:

LOT 5 OF THE CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 112 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

A-1-2

PARCEL 7:

LOT 6 OF THE CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 112 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 8:

LOT “A” OF TRACT 614, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 15 PAGE(S) 138 AND 139 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AND LOT 7 OF THE CAMPBELL TRACT, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 112 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 9:

AN EASEMENT FOR INGRESS AND EGRESS PURPOSES TO, FROM AND THROUGH A TUNNEL, 58 FEET IN WIDTH, 170 FEET IN LENGTH AND 9.17 FEET IN HEIGHT LYING OVER, UNDER AND THROUGH A PORTION OF LOTS 9, 10, 11 AND 12 OF TRACT NO. 614, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 15 AT PAGES 138 AND 139 OF MAPS, INCLUDING PARKING ACCESS ENTRANCE WAY, DRIVEWAY, RAMPS, AND RELATED THOROUGHFARES, THE HEIGHT OF SAID EASEMENT BEING MEASURED VERTICALLY ABOVE A HORIZONTAL PLANE THROUGH THE VERTICAL CONTROL POINTS HEREINAFTER DESCRIBED, HORIZONTALLY SAID EASEMENT IS CONTIGUOUS TO AND 58 FEET NORTHERLY OF THE FOLLOWING DESCRIBED SOUTHERLY LINE THEREOF AND ITS EASTERLY PROLONGATION.

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 10, SAID POINT HAVING AN ELEVATION OF 558.33 FEET;

THENCE FROM SAID POINT OF BEGINNING WESTERLY ALONG THE SOUTHERLY LINE OF SAID LOTS 10 AND 11 OF THE FOLLOWING COURSES:

SOUTH 89° 25’ 47” WEST 5.00 FEET TO POINT “A”, SAID POINT HAVING AN ELEVATION OF 558.33 FEET;

THENCE SOUTH 89° 25’ 47” WEST 30.00 FEET TO POINT “B”, SAID POINT HAVING AN ELEVATION OF 556.98 FEET; THENCE SOUTH 89° 25’ 47” WEST 10.00 FEET TO POINT “C”, SAID POINT HAVING AN ELEVATION OF 556.01 FEET; THENCE SOUTH 89° 25’ 47” WEST 71.39 FEET TO POINT “D”, SAID POINT HAVING AN ELEVATION OF 545.66 FEET; THENCE SOUTH 89° 25’ 47” WEST 20.00 FEET; TO POINT “E”, SAID POINT HAVING AN ELEVATION OF 541.70 FEET;

THENCE SOUTH 89° 25’ 47” WEST 33.61 FEET TO POINT “F”, SAID POINT HAVING AN ELEVATION OF 541.70 FEET AND ALSO BEING THE WESTERLY TERMINUS OF THIS EASEMENT, SAID EASEMENT BEING CONTIGUOUS AT ITS EASTERLY TERMINUS

A-1-3

TO THE EASTERLY LINE OF SAID LOTS 9 AND 10, PURSUANT TO THAT CERTAIN PARKING TUNNEL EASEMENT AGREEMENT, RECORDED FEBRUARY 20, 1990 AS INSTRUMENT NO. 90-273850, OFFICIAL RECORDS.

PARCEL 10:

A NON-EXCLUSIVE APPURTENANT EASEMENT ON, OVER AND ACROSS SUCH PORTIONS OF LOTS 8, 9, 10, 11, 12 AND 13 OF TRACT NO. 614, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 15 PAGES 138 AND 139 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, FOR THE PASSAGE AND PARKING OF VEHICLES, INCLUDING INGRESS AND EGRESS OVER AND THROUGH ANY DRIVEWAYS, RAMPS AND RELATED THOROUGHFARES CONNECTING THE EXITS AND ENTRANCES PRESENTLY AND HEREINAFTER DESIGNATED THEREFOR AND FOR THE DOING OF SUCH OTHER THINGS AS ARE AUTHORIZED OR REQUIRED TO BE DONE ON SAID LOTS PURSUANT TO THAT CERTAIN THEATER PARKING EASEMENT AGREEMENT, RECORDED FEBRUARY 16, 1990 AS INSTRUMENT NO. 90-272595, OFFICIAL RECORDS.

PARCEL 11:

A NON-EXCLUSIVE APPURTENANT EASEMENT ON SUCH PORTIONS OF LOTS 8 TO 13, INCLUSIVE OF TRACT NO. 614, IN THE CITY OF GLENDALE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 15 PAGES 138 AND 139 OF MAPS, FOR PEDESTRIAN INGRESS AND EGRESS ON, OVER AND ACROSS ANY AND ALL PEDESTRIAN WALKWAYS, STAIRWAYS, STAIRWELLS, AND ELEVATORS AND FOR THE DOING OF SUCH OTHER THINGS AS ARE AUTHORIZED OR REQUIRED TO BE DONE ON SAID LOTS PURSUANT TO THAT CERTAIN THEATER PARKING EASEMENT AGREEMENT, RECORDED FEBRUARY 16, 1990 AS INSTRUMENT NO. 90-272595, OFFICIAL RECORDS.

APN: 5643-001-070

A-1-4

EXHIBIT A-2

Description of Empire Towers Real Property

See Attached.

A-2-1

EMPIRE TOWER

Real property in the City of Ontario, County of San Bernardino, State of California, described as follows:

PARCEL I:

PARCEL A:

PARCELS 4 AND 5 OF PARCEL MAP NO. 15508, IN THE CITY OF ONTARIO, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 195, PAGES 28 THROUGH 30, INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS, NON-HYDROCARBON GASSES OR GASEOUS SUBSTANCES, ALL OTHER MINERALS OF WHATSOEVER NATURE WITHOUT REGARD TO SIMILARITY TO THE ABOVE MENTIONED SUBSTANCES, AND ALL SUBSTANCES THAT MAY BE PRODUCED THEREWITH FROM THE PROPERTY, AS RESERVED IN THE DEED FROM CHEVRON LAND AND DEVELOPMENT COMPANY, RECORDED MARCH 31, 1988 AS INSTRUMENT NO. 88-95116, OF OFFICIAL RECORDS.

ALSO EXCEPTING AND RESERVING TO CHEVRON LAND AND DEVELOPMENT COMPANY BY SAID DEED ALL GEOTHERMAL RESOURCES, EMBRACING INDIGENOUS STEAM, HOT WATER AND HOT SPRINGS, STEAM AND OTHER GASSES, HOT WATER AND HOT BRINES RESULTING FROM WATER, GAS OR OTHER FLUIDS ARTIFICIALLY INTRODUCED INTO SUBSURFACE FORMATIONS, HEAT OR OTHER ASSOCIATED ENERGY FOUND BENEATH THE SURFACE OF THE EARTH, AND BYPRODUCTS OF ANY OF THE FOREGOING SUCH AS MINERALS (EXCLUSIVE OF OIL OR HYDROCARBON GAS THAT CAN BE SEPARATELY PRODUCED) WHICH ARE FOUND IN SOLUTION OR ASSOCIATION WITH OR DERIVED FROM ANY OF THE FOREGOING.

ALSO EXCEPTING AND RESERVING TO CHEVRON LAND AND DEVELOPMENT COMPANY BY SAID DEED TO THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO BORE, DRILL AND MAINTAIN WELLS AND OTHER WORKS INTO OR THROUGH SAID PROPERTY AND THE ADJOINING STREETS, ROADS AND HIGHWAYS BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF FOR THE PURPOSE OF EXPLORING FOR AND PRODUCING ENERGY RESOURCES, TO PRODUCE, INJECT, STORE AND REMOVE FROM AND THROUGH SUCH WELLS OR WORKS, OIL, GAS, WATER AND OTHER SUBSTANCES OF WHATEVER NATURE, INCLUDING THE RIGHT TO PERFORM BELOW SAID DEPTH ANY AND ALL OPERATIONS DEEMED NECESSARY OR CONVENIENT FOR THE EXERCISE OF SUCH RIGHTS.

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PARCEL B:

THE NON-EXCLUSIVE EASEMENTS OF ENJOYMENT AS SET FORTH IN SECTION 3.1 IN THE DECLARATION RECORDED DECEMBER 28, 1983 AS INSTRUMENT NO. 83-304769 OF OFFICIAL RECORDS AND AMENDMENTS THERETO.

PARCEL C:

THE NON-EXCLUSIVE EASEMENTS OF ENJOYMENT FOR INGRESS, EGRESS, DRIVEWAY AND COMMON UTILITY FACILITIES AS SET FORTH IN SECTION 4.2.1 AND 4.3 OF THE DECLARATION RECORDED APRIL 10, 2002 AS INSTRUMENT NO. 02-176133 OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN DOCUMENT ENTITLED “AGREEMENT TO TERMINATE EASEMENT AND GRANT OF NEW EASEMENT” RECORDED MARCH 16, 2007 AS INSTRUMENT 2007-0167562 OF OFFICIAL RECORDS, OVER PORTIONS OF PARCELS 1 AND 5 AS SHOWN ON PARCEL MAP NO. 15508, OVER PORTIONS OF PARCELS B AND C OF THAT CERTAIN LOT LINE ADJUSTMENT NUMBER LLA06-001 RECORDED OCTOBER 10, 2006 AS INSTRUMENT NO. 2006-0687491 OFFICIAL RECORDS, AND OVER PORTIONS OF PARCEL A OF THAT CERTAIN LOT LINE ADJUSTMENT NUMBER LLA 05-001 RECORDED OCTOBER 21, 2005 AS INSTRUMENT NO. 2005-0788994 OFFICIAL RECORDS;

EXCEPTING THEREFROM ANY PORTION LYING WITHIN THE ABANDONED EASEMENT AREA AS DESCRIBED AND SHOWN ON EXHIBIT A TO THAT CERTAIN DOCUMENT ENTITLED “AGREEMENT TO TERMINATE EASEMENT AND GRANT OF NEW EASEMENT” RECORDED MARCH 16, 2007 AS INSTRUMENT 2007-0167562 OF OFFICIAL RECORDS.

PARCEL II:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 15508, IN THE CITY OF ONTARIO, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 195, PAGES 28 THROUGH 30, INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS, NON-HYDROCARBON GASSES OR GASEOUS SUBSTANCES, ALL OTHER MINERALS OF WHATSOEVER NATURE WITHOUT REGARD TO SIMILARITY TO THE ABOVE MENTIONED SUBSTANCES, AND ALL SUBSTANCES THAT MAY BE PRODUCED THEREWITH FROM THE PROPERTY, AS RESERVED IN THE DEED FROM CHEVRON LAND AND DEVELOPMENT COMPANY, RECORDED MARCH 31, 1988 AS INSTRUMENT NO. 88-095116, OF OFFICIAL RECORDS.

ALSO EXCEPTING AND RESERVING TO CHEVRON LAND AND DEVELOPMENT COMPANY BY SAID DEED ALL GEOTHERMAL RESOURCES, EMBRACING INDIGENOUS STEAM, HOT WATER AND HOT SPRINGS, STEAM AND OTHER

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GASSES, HOT WATER AND HOT BRINES RESULTING FROM WATER, GAS OR OTHER FLUIDS ARTIFICIALLY INTRODUCED INTO SUBSURFACE FORMATIONS, HEAT OR OTHER ASSOCIATED ENERGY FOUND BENEATH THE SURFACE OF THE EARTH, AND BYPRODUCTS OF ANY OF THE FOREGOING SUCH AS MINERALS (EXCLUSIVE OF OIL OR HYDROCARBON GAS THAT CAN BE SEPARATELY PRODUCED) WHICH ARE FOUND IN SOLUTION OR ASSOCIATION WITH OR DERIVED FROM ANY OF THE FOREGOING.

ALSO EXCEPTING AND RESERVING TO CHEVRON LAND AND DEVELOPMENT COMPANY BY SAID DEED TO THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO BORE, DRILL AND MAINTAIN WELLS OR OTHER WORKS INTO OR THROUGH SAID PROPERTY AND THE ADJOINING STREETS, ROADS AND HIGHWAYS BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF FOR THE PURPOSE OF EXPLORING FOR AND PRODUCING ENERGY RESOURCES, TO PRODUCE, INJECT, STORE AND REMOVE FROM AND THROUGH SUCH WELLS OR WORKS, OIL, GAS, WATER AND OTHER SUBSTANCES OF WHATEVER NATURE, INCLUDING THE RIGHT TO PERFORM BELOW SAID DEPTH ANY AND ALL OPERATIONS DEEMED NECESSARY OR CONVENIENT FOR THE EXERCISE OF SUCH RIGHTS.

PARCEL B:

THE NON-EXCLUSIVE EASEMENTS OF ENJOYMENT AS SET FORTH IN SECTION 3.1 IN THE DECLARATION RECORDED DECEMBER 28, 1983 AS INSTRUMENT NO. 83-304769, OFFICIAL RECORDS AND AMENDMENTS THERETO.

PARCEL C:

THE NON-EXCLUSIVE EASEMENTS OF ENJOYMENT FOR INGRESS, EGRESS, DRIVEWAY AND COMMON UTILITY FACILITIES AS SET FORTH IN SECTION 4.2.1 AND 4.3 OF THE DECLARATION RECORDED APRIL 10, 2002 AS INSTRUMENT NO. 02-176133 OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN DOCUMENT ENTITLED “AGREEMENT TO TERMINATE EASEMENT AND GRANT OF NEW EASEMENT” RECORDED MARCH 16, 2007 AS INSTRUMENT 2007-0167562 OF OFFICIAL RECORDS, OVER PORTIONS OF PARCELS 1 AND 5 AS SHOWN ON PARCEL MAP NO. 15508, OVER PORTIONS OF PARCELS B AND C OF THAT CERTAIN LOT LINE ADJUSTMENT NUMBER LLA06-001 RECORDED OCTOBER 10, 2006 AS INSTRUMENT NO. 2006-0687491 OFFICIAL RECORDS, AND OVER PORTIONS OF PARCEL A OF THAT CERTAIN LOT LINE ADJUSTMENT NUMBER LLA 05-001 RECORDED OCTOBER 21, 2005 AS INSTRUMENT NO. 2005-0788994 OFFICIAL RECORDS;

EXCEPTING THEREFROM ANY PORTION LYING WITHIN THE ABANDONED EASEMENT AREA AS DESCRIBED AND SHOWN ON EXHIBIT A TO THAT CERTAIN DOCUMENT ENTITLED “AGREEMENT TO TERMINATE EASEMENT AND GRANT OF NEW EASEMENT” RECORDED MARCH 16, 2007 AS INSTRUMENT 2007-0167562 OF OFFICIAL RECORDS.

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APN: 0210-205-04-0-000 (Affects Parcel A of Parcel II)

0210-205-07-0-000 (Affects Parcel 4 of Parcel A of Parcel I)

0210-205-08-0-000 (Affects Parcel 5 of Parcel A of Parcel I)

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EXHIBIT A-3

Description of Cornerstone Real Property

See Attached.

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CORNERSTONE

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 14207, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 27, 1986 AS FILE NO. 86-077788 OF OFFICIAL RECORDS.

PARCEL B:

AN EASEMENT FOR DRIVEWAY ACCESS OF REASONABLE VEHICULAR OR PEDESTRIAN PASSAGE AND INCIDENTS THERETO OVER, UNDER, ALONG AND ACROSS THAT PORTION OF PARCEL 2 OF PARCEL MAP NO. 14207, RECORDED FEBRUARY 27, 1986, IN THE CITY AND COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF SAID PARCEL 2; THENCE ALONG THE NORTHERLY LINE THEREOF NORTH 64°23’00” WEST, 124.09 FEET; THENCE NORTH 87°30’00” WEST, 9.03 FEET; THENCE NORTH 02°30’00” EAST, 3.00 FEET TO THE NORTHERLY LINE OF SAID PARCEL 2; THENCE ALONG SAID NORTHERLY LINE NORTH 87°30’00” WEST, 22.00 FEET; THENCE SOUTH 02°30’00” WEST, 3.00 FEET; THENCE NORTH 87°30’00” WEST, 31.00 FEET; THENCE NORTH 02°30’00” EAST, 3.00 FEET TO THE NORTHERLY LINE OF SAID PARCEL 2; THENCE ALONG SAID NORTHERLY LINE, NORTH 87°30’00” WEST, 22.00 FEET; THENCE SOUTH 02°30’00” WEST, 25.00 FEET; THENCE SOUTH 87°30’00” EAST, 78.55 FEET TO A POINT ON THE ARC OF A 27.00 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY, A RADIAL BEARING FROM SAID POINT BEARS NORTH 88°18’46” EAST; THENCE SOUTHEASTERLY, EASTERLY, AND NORTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 130°57’27” A DISTANCE OF 61.71 FEET; THENCE SOUTH 64°23’00” EAST, 71.94 FEET TO THE EASTERLY LINE OF SAID PARCEL 2 AND A POINT ON THE ARC OF A 382.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 03°00’04” A DISTANCE OF 20.01 FEET TO THE POINT OF BEGINNING.

PARCEL C:

AN EASEMENT FOR SEWER PURPOSES AND INCIDENTALS THERETO, OVER, UNDER, ALONG AND ACROSS A STRIP OF LAND 5.00 FEET IN WIDTH LYING WITHIN PARCEL 2 OF PARCEL MAP NO. 14207, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 27, 1986, THE CENTERLINE OF WHICH BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

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COMMENCING AT THE NORTHEAST CORNER OF SAID PARCEL 2; THENCE ALONG THE NORTHEASTERLY LINE OF SAID PARCEL 2, NORTH 64°23’00” WEST, 29.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 10°25’01” WEST, 125.07 FEET; THENCE SOUTH 82°04’55” EAST, 15.00 FEET TO A POINT ON THE EASTERLY LINE OF SAID PARCEL 2, SAID POINT ALSO BEING THE TERMINUS OF SAID CENTERLINE. THE SIDELINES OF SAID STRIP OF LAND SHALL BE LENGTHENED OR SHORTENED AS NECESSARY TO INTERSECT SAID NORTHEASTERLY AND EASTERLY LINE.

APN: 341-370-20-00

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EXHIBIT A-4

Description of Mesa Real Property

See Attached.

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KEARNY MESA

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCELS 1 AND 2, AS SHOWN ON THAT CERTAIN PARCEL MAP NO. 20538 FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA.

APN: 356-390-34-00 and 356-390-35-00

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EXHIBIT A-5

Description of Rio Vista Real Property

See Attached.

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RIO VISTA

The land referred to in this Commitment is situated in the City of San Diego, County of San Diego, State of California, and is described as follows:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 18378, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY NOVEMBER 19, 1999, AS FILE NO. 1999-0769799 OF OFFICIAL RECORDS.

PARCEL B:

EASEMENTS FOR ACCESS AND PARKING RIGHTS AS SET OUT IN DECLARATION AND COVENANT TO ESTABLISH AND MAINTAIN RECIPROCAL ACCESS AND PARKING RIGHTS RECORDED NOVEMBER 19, 1999 AS FILE NO. 1999-0769821 OF OFFICIAL RECORDS.

OVER:

PARCEL 1 OF PARCEL MAP NO. 18378, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY NOVEMBER 19, 1999 AS FILE NO. 1999-0769799 OF OFFICIAL RECORDS.

PARCEL C:

EASEMENTS FOR PARKING AS SET OUT IN DOCUMENTS ENTITLED PARKING AGREEMENT AND PARKING EASEMENT AGREEMENT RECORDED OCTOBER 29, 1987 AS FILE NO. 87-610695 AND MAY 11, 1989 AS FILE NO. 89-251163, RESPECTIVELY, BOTH OF OFFICIAL RECORDS.

OVER:

ALL OF LOT 1 AND A PORTION OF LOT 2 OF RIO VISTA CENTER, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 10305, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON JANUARY 14, 1982, DESCRIBED AS:

ALL OF LOT 1, TOGETHER WITH A PORTION OF SAID LOT 2, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF SAID LOT 1; THENCE SOUTH 40° 05’ 00” EAST 119.14 FEET;

THENCE SOUTH 14° 34’ 48” EAST 304.48 FEET;

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THENCE SOUTH 75° 25’ 12” WEST 51.30 FEET TO A POINT IN THE EASTERLY LINE OF SAID LOT 1, SAID POINT BEING 285.22 FEET FROM THE SOUTHEASTERLY CORNER OF SAID LOT 1; THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID LOT 1, NORTH 14° 34’ 48” 412.01 FEET TO THE POINT OF BEGINNING.

PARCEL D:

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSES OF CONSTRUCTING AND MAINTAINING A MONUMENT SIGN AS CONVEYED BY THAT CERTAIN EASEMENT RECORDED MAY 11, 1989 AS FILE NO. 1989-251164 OF OFFICIAL RECORDS.

APN: 438-051-11-00

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EXHIBIT A-6

Description of Walnut Creek Real Property

See Attached.

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WALNUT CREEK

Real property in the City of Walnut Creek, County of Contra Costa, State of California, described as follows:

PARCEL ONE:

A PORTION OF RANCHO SAN MIGUEL, DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST SOUTHERLY CORNER OF THE PARCEL OF LAND DESCRIBED IN THE DEED FROM THE DOW CHEMICAL CO. TO INTERLAND CORPORATION, RECORDED JANUARY 14, 1972, IN BOOK 6564 OF OFFICIAL RECORDS, AT PAGE 141; THENCE FROM SAID POINT OF COMMENCEMENT, ALONG THE SOUTHWESTERLY LINE OF SAID (BOOK 6564, PAGE 141, OFFICIAL RECORDS) PARCEL, NORTH 35°09’48” WEST, 146.07 FEET TO THE TRUE POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING, LEAVING SAID SOUTHWESTERLY LINE, NORTH 54°50’14” EAST, 58.41 FEET; THENCE SOUTH 34°37’24” EAST, 3.37 FEET; THENCE NORTH 62°52’39” EAST, 138.95 FEET; THENCE NORTH 27°00’42” WEST, 45.86 FEET; THENCE NORTH 62°52’39” EAST, 158.61 FEET; THENCE ALONG A NON-TANGENT 176.00 FOOT RADIUS CURVE TO THE LEFT, TO WHICH POINT A RADIAL LINE BEARS NORTH 71°13’21” EAST, THROUGH A CENTRAL ANGLE OF 46°25’58”, AN ARC LENGTH OF 142.63 FEET; SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 41°59’38” WEST, 138.76 FEET; THENCE ALONG A NON-TANGENT 40.00 FOOT RADIUS REVERSE CURVE, TO WHICH POINT A RADIAL LINE BEARS SOUTH 34°04’38” WEST, THROUGH A CENTRAL ANGLE OF 108°17’23”, AN ARC LENGTH OF 75.60 FEET; SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 01°46’41” WEST, 64.84 FEET; THENCE NORTH 29°19’36” WEST, 10.77 FEET; THENCE NORTH 61°08’28” EAST, 112.05 FEET; THENCE NORTH 14°00’51” WEST, 89.66 FEET; THENCE NORTH 62°50’00” EAST, 74.03 FEET; THENCE NORTH 26°45’29” WEST, 339.67 FEET TO THE SOUTHEASTERLY RIGHT-OF-WAY OF SHADE LANDS DRIVE, A 64.00 FOOT WIDE PUBLIC RIGHT-OF-WAY; THENCE ALONG SAID RIGHT-OF-WAY, SOUTH 62°55’12” WEST, 521.33 FEET TO A TANGENT CURVE TO THE LEFT; THENCE ALONG THE ARC OF SAID CURVE WITH A RADIUS OF 963.00 FEET, THROUGH A DELTA ANGLE OF 05°00’05”, FOR AN ARC LENGTH OF 84.50 FEET; THENCE SOUTH 57°55’07” WEST, 46.31 FEET TO SAID SOUTHWESTERLY LINE OF SAID PARCEL (BOOK 6564, PAGE 141), THENCE ALONG SAID SOUTHWESTERLY LINE, SOUTH 35°09’48” EAST, 684.09 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

PORTION OF THE RANCHO SAN MIGUEL, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY LINE OF OAK GROVE ROAD AND THE NORTHWESTERLY LINE OF SHADELANDS DRIVE; THENCE ALONG THE SOUTHWESTERLY LINE OF

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OAK GROVE ROAD, NORTH 35° 13’ 24” WEST, 186.88 FEET TO THE TRUE POINT OF BEGINNING; THENCE FROM SAID TRUE POINT OF BEGINNING, ALONG AFOREMENTIONED SOUTHWESTERLY LINE OF OAK GROVE ROAD, NORTH 35° 13’ 24” WEST, 653.74 FEET; THENCE LEAVING SAID SOUTHWESTERLY LINE, SOUTH 62° 55’ 12” WEST, 199.00 FEET; THENCE SOUTH 27° 04’ 48” EAST, 36.56 FEET TO A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 360.00 FEET; THENCE ALONG SAID CURVE, THOUGH A CENTRAL ANGLE OF 18° 39’ 17”, AN ARC DISTANCE OF 117.21 FEET; THENCE SOUTH 45° 44’ 05” EAST, 51.45 FEET TO A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 520.00 FEET; THENCE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 16° 20’ 53”, AN ARC DISTANCE OF 148.37 FEET; THENCE THE FOLLOWING COURSES:

1. SOUTH 60° 36’ 48” WEST, 29.99 FEET;

2. SOUTH 27° 06’ 45” EAST, 69.39 FEET;

3. SOUTH 17° 02’ 56” WEST, 97.67 FEET;

4. SOUTH 62° 55’ 12” WEST, 166.47 FEET;

5. SOUTH 27° 04’ 48” EAST, 204.08 FEET;

6. NORTH 62° 55’ 12” EAST, 69.99 FEET;

7. SOUTH 27° 04’ 48” EAST, 67.00 FEET;

8. NORTH 62° 55’ 12” EAST, 46.21 FEET;

9. NORTH 27° 04’ 48” WEST, 110.49 FEET;

10. NORTH 62° 55’ 12” EAST, 377.53 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL THREE:

A PORTION OF RANCHO SAN MIGUEL, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF THE PARCEL OF LAND DESCRIBED IN THE DEED FROM THE DOW CHEMICAL CO. TO INTERLAND CORPORATION, RECORDED JANUARY 14, 1972, IN BOOK 6564 OF OFFICIAL RECORDS, AT PAGE 141; THENCE FROM SAID POINT OF BEGINNING, ALONG THE SOUTHWESTERLY LINE OF SAID (BOOK 6564, PAGE 141, OFFICIAL RECORDS) PARCEL, NORTH 35°09’48” WEST, 146.07 FEET; THENCE LEAVING SAID SOUTHWESTERLY LINE, NORTH 54°50’14” EAST, 58.41 FEET; THENCE SOUTH 34°37’24” EAST, 3.37 FEET; THENCE NORTH 62°52’39” EAST, 138.95 FEET; THENCE NORTH 27°00’42” WEST, 45.86 FEET; THENCE NORTH -62°52’39” EAST, 158.61 FEET; THENCE ALONG A NONTANGENT 176.00 FOOT CURVE TO THE LEFT; TO WHICH POINT A RADIAL LINE BEARS NORTH 71°13’21” EAST, THROUGH A CENTRAL ANGLE OF 46°25’58”, AN ARC LENGTH OF 142.63 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 41°59’38” WEST, 138.76 FEET; THENCE ALONG A NONTANGENT 40.00 FOOT RADIUS REVERSE CURVE; TO WHICH POINT A RADIAL LINE BEARS SOUTH 34°04’38” WEST, THROUGH A CENTRAL ANGLE OF 46°25’58”, AN ARC LENGTH OF 75.60 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 01°46’41” WEST, 64.84 FEET; THENCE NORTH 29°19 36” WEST, 10.77 FEET; THENCE NORTH 61°08’28” EAST, 112.05 FEET; THENCE NORTH 14°00’51” WEST, 89.66 FEET; THENCE NORTH 62°50’00” EAST, 74.03 FEET; THENCE NORTH 26°45’29” WEST, 339.67 FEET TO THE SOUTHEASTERLY RIGHT-OF-WAY OF SHADELANDS DRIVE, A 64.00 FOOT WIDE PUBLIC RIGHT-OF-WAY; THENCE ALONG SAID RIGHT-OF-WAY, NORTH 62°55’12” EAST, 136.73 FEET TO A NON-

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TANGENT CURVE TO THE LEFT; THENCE ALONG SAID CURVE, WITH A RADIAL BEARING OF NORTH 27°04’47” WEST, WITH A RADIUS OF 532.00 FEET, THROUGH A DELTA ANGLE OF 29°33’26”, FOR AN ARC LENGTH OF 274.44 FEET; THENCE NORTH 33°21’46” EAST, 81.38 FEET; THENCE LEAVING SAID RIGHT-OF-WAY, SOUTH 56°38’14” EAST, 37.47 FEET TO A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, WITH A RADIUS OF 170.00 FEET, THROUGH A DELTA ANGLE OF 26°19’41”, FOR AN ARC LENGTH OF 78.12 FEET; THENCE NORTH 62°55’12” EAST, 18.97 FEET; THENCE SOUTH 27°04’48” EAST, 36.56 FEET TO A TANGENT CURVE TO THE LEFT; THENCE ON THE ARC OF SAID CURVE, WITH A RADIUS OF 360.00 FEET, THROUGH A DELTA ANGLE OF 18°39’17”, FOR AN ARC LENGTH OF 117.21 FEET; THENCE SOUTH 45°44’05” EAST, 51.45 FEET TO A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, WITH A RADIUS OF 520.00 FEET, THROUGH A DELTA ANGLE OF 16°20’53”, FOR AN ARC LENGTH OF 148.37 FEET; THENCE SOUTH 60°36’48” WEST, 29.99 FEET; THENCE SOUTH 27°06’45” EAST, 69.39 FEET; THENCE SOUTH 17°02’56” WEST, 97.67 FEET; THENCE SOUTH 62°55’12” WEST, 166.47 FEET; THENCE SOUTH 27°04’48” EAST, 204.08 FEET; THENCE NORTH 62°55’12” EAST, 69.99 FEET; THENCE SOUTH 27°04’28” EAST, 67.00 FEET; THENCE NORTH 62°55’12” EAST, 46.21 FEET; THENCE NORTH 27°04’48” WEST, 110.49 FEET; THENCE NORTH 62°55’12” EAST, 107.64 FEET; THENCE SOUTH 28°57’53” EAST, 41.05 FEET; THENCE SOUTH 55°53’06” EAST, 5.16 FEET; THENCE SOUTH 27°15’23” EAST,139.43 FEET TO THE SOUTHEASTERLY LINE OF SAID (BOOK 6564, PAGE 141, OFFICIAL RECORDS) PARCEL; THENCE ON SAID SOUTHEASTERLY LINE, SOUTH 62°55’12” WEST, 1,172.09 FEET TO THE POINT OF BEGINNING.

APN: 143-040-079, 143-040-099, 143-040-100

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EXHIBIT B-1

Description of Glendale Personal Property

See Attached.

B-1-1

LIST OF PERSONAL POSSESSIONS AND EQUIPMENT                     4/16/10

BANTRY HOLDINGS, LLC

500 N. Central Avenue, Suite 225

Glendale CA 91203

THE OFFICE OF THE BUILDING, 500 N. CENTRAL (Glendale)

1 DESK WITH LEFT RETURN (“WOOD”)

2 DESKS WITHOUT RETURN (“WOOD”)

2 DESK CHAIRS

1 CONFERENCE TABLE

10 UPHOLSTERED GUEST CHAIRS

4 DELUXE LEATHER LOUNGE CHAIRS

1 42”FLAT SCREEN (WALL-MOUNT) TELEVISION

2 LATERAL FILE CABINETS (FULL WIDTH 2-DRAWER)

3 VERTICAL FILE CABINETS (FULL-WIDTH 4-DRAWER)

1 VERTICAL FILE CABINET (NARROW 5-DRAWER)

2 DESKTOP SCANNER/COPIERS, SUPER G3

1 FAX MACHINE, BROTHER INTELLIFAX 2820

1 DESKTOP COLOR PRINTER, HP COLOR LASER JET 3600N

2 DELL COMPUTERS WITH 19” MONITORS

1 FELLOWS PAPER SHREDDER

1 BLACKBOARD, 2’ X 3’ (WALL-MOUNT)

1 HANGING FILES FOR PLANS (METAL)

2 GOOSENECK DESK LAMPS

3 WOOD BOOKCASES (2-SHELF)

2 SMALL GLASS/METAL TABLES

3 POTTED PLANTS

5 LAND LINE TELEPHONES (3 IN OFFICE, 1 IN PARKING BOOTH, 1 IN FIRE CONTROL ROOM)

4 FRAMED PHOTOGRAPHS OF THE PROPERTY (WALL-MOUNT)

* ASSORTED DINNERWARE, DRINKING GLASSES AND CUPS

* ASSORTED OFFICE SUPPLIES, INK CARTRIDGES & BINDERS

2 HOLE PUNCHERS (2-HOLE)

1 HOLE-PUNCHER (3-HOLE)

2 STAPLERS

1 PIGEON-HOLE WOOD DEVICE FOR STAFF MAIL

1 HANGING FILES FOR PLANS (WALL-MOUNT)

1 METAL KEY CABINET, 12” X 8”

1 LARGE ACRYLIC SIGN FOR BANTRY HOLDINGS LLC

8 METAL EASELS

3 BLACKBERRY CELL PHONES WITH FULL SERVICE (PROPERTY MANAGER, ENGINEER, SECURITY)

2 PUSH-TO-TALK MOTOROLA CELL PHONES (PARKING MANAGER, DAY PORTER)

ENGINEER’S OFFICE, 500 N. CENTRAL

1 METAL PLAN FILE WITH 5 DRAWERS

1 STANLEY TOOL CASE, 32” HIGH

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LIST OF PERSONAL POSSESSIONS AND EQUIPMENT                    4/16/10

BANTRY HOLDINGS, LLC

500 N. Central Avenue, Suite 225

Glendale CA 91203

* SUNDRY HAND TOOLS (PARTIAL SETS, RATCHETS & SMALL OPEN END WRENCHES, 2 PIPE WRENCHES)

1 HAND DRILL

1 WHITE BOARD, 2’ X 3’ (WALL MOUNT)

1 SHELVING UNIT, WOOD & METAL (5-SHELF)

2 METAL TABLES

1 DESK

3 CHAIRS

1 LOW FILE CABINET, WOOD AND METAL (2-DRAWER)

1 KEY CABINET, 22” X 16”

1 KEY CABINET, 16’ X 12”

2 METAL TABLES

LEVEL A GARAGE STORAGE

12 SHELVING UNITS (5-SHELF)

1 STURDY WORK BENCH

1 BENCH GRINDER, 7” DATON MODEL 4908B

1 HEAVY-DUTY VISE, 7” WILTON

1 PLATFORM DOLLY

1 STAINLESS STEEL CART

FIRE CONTROL ROOM, 500 N. CENTRAL

2 DESK

1 CHAIR

1 LOW FILE CABINET, WOOD & METAL (2-DRAWER)

1 KEY CABINET, 20” X 16”

1 COMPUTER TO PROGRAMME BUILDING ACCESS SYSTEMS

1 MONITOR FOR COMPUTER, 17”

1 MONITOR FOR SURVEILLANCE CAMERAS

SECURITY CONSOLE IN LOBBY, 500 N. CENTRAL

2 CHAIR

2 MONITORS FOR CAMERA SURVEILLANCE, EACH 12”

FIRE CONTROL ROOM, 501 N. ORANGE

2 HEAVY-DUTY FOLDING TABLES, 6’ X 2’

1 METAL LOCKER, 3’ HIGH

1 DESK

1 CHAIR

B-1-3

LIST OF PERSONAL POSSESSIONS AND EQUIPMENT                    4/16/10

BANTRY HOLDINGS, LLC

500 N. Central Avenue, Suite 225

Glendale CA 91203

COMMON AREA, 501 N. ORANGE

9 LARGE PAINTINGS

3 LEATHER UPHOLSTERED CHAISES (ARMLESS, BACKLESS)

1 WOOD & METAL COFFEE TABLE, 3’ X 3’

2 WOOD & METAL SIDE TABLE, 20” X 20”

B-1-4

EXHIBIT B-2

Description of Empire Towers Personal Property

See Attached.

B-2-1

MANAGEMENT OFFICE INVENTORY (ET1-265)

Location	Amt	Item	Comments
Property Manager office	4	black file drawers
	1	credenza
	1	desk
	1	desk chair
	1	Sony laptop
	2	occasional chairs
	4	wall hangings
	1	telephone
	1	waste basket
	1	shredder
misc. office supplies
	1	coat rack
	1	floor mat
	3	plants w/pots
Reception	1	computer unknown manufacturer w/keyboard
	1	black file drawer
	1	desk
	1	desk chair
	1	floor mat
	1	small round table
	3	plants w/pots
	1	HP printer HP6490
	1	telephone
misc. office supplies
	1	waste basket
Conference Room	1	large aerial photo
	1	conference room table
	8	conference room table chairs
	1	Credenza
	1	Telephone
	1	waste basket
	2	Easels
	2	plants w/pots
	4	table mats
	1	set of coasters
	?	various office supplies
Kitchen		various toners for copiers
	1	Copier/Bizhub C350	Leased
	1	Microwave
	1	Refrigerator
	1	Toaster
	1	Brother Intellfax 2820 fax machine
	1	set of dishes	some chipped
		minor amount of silverware	most donated by staff
paper plates/napkins/plastic utilities
	1	coffee pod machine	leased
	1	sparkletts dispenser	loan only
various cleaning supplies
	1	large waste container
	1	large blue recyler container
	1	dish drainer
supply of white paper/letterhead with

B-2-2

	1	envelopes step stool
	1	first aid kit
	1	metal upright storage cabinet
misc. office supplies
Engineering Office	1	large desk system
	1	round table
	1	upright plan holder
	1	architect top w/plan drawers
	1	backless chair
	1	Credenza
	1	waste basket
	4	up right file cabinets
building maintenance manuals
	1	Sony laptop
	1	computer for security system
	1	computer for HVAC system
	1	wireless router Linksys
	1	LCD monitor TFT1780PSA
	1	white board
	1	small table
misc. office supplies
carpet books
various samples for TT’s (VCT, VCB, laminent)
	1	wall safe
	1	key cabinet
	1	step stool
	1	Pitney Bowes w/scale
	1	backless chair
	1	Telephone
	3	Chairs
	1	supevis 23dc78-cup
	1	trip lite ups
	1	Arrow rivet set
	1	Huskey screw drivers
	2	Dsaco Pro 6 pca piece punch kits
	2	commercial electric wire strippers
	1	Lincom grease fittings
	2	Stanley knifes
	1	Dewalt cordless sawzaw 18v
	1	Stihl blower model Bh-55
	1	Round up Hudson sprayer
	1	CFM hood
	1	Milwaukee Hand sander/grinder
	1	Dewalt palm sander
	2	25’ extension cords
	1	electrical kit (includes wire nuts, splicers, voltage tester, grease gun, 12” mag light)
	1	Krueger calibration kit (includes thermo temp gun guage fittings)
	1	Dewalt drill set
	1	Huskey hex extension set
	1	case of 2 lamp ballast
	1	case of 3 lamp ballast
	1	fluke multi meter

B-2-3

ENGINEERING EQUIPMENT INVENTORY (ET1)

Location	Amt	Item	Comment
ET 1 Engineer Shop/loading dock area	1	Husky 15 drawer tool cabinet
	1	HPL 1200 cm key machine
	1	1 Schlage key master key punch
	1	KD71 automatic key duplicator
	1	Pinnacle punch kit
	3	Boxes of Schlage Primus blank keys
	3	Boxes of Schlage non Primus blank keys	p-traps, vacuum breakers, tail pcs, handles for fixtures, flush valves, wet saw 12”
	1	LED commercial electric bar light
Plumbing supplies
	1	Delta bench grinder 6”
	1	JIR bench top vice
	1	Yellow jacket refrigeration manifold
	1	Schlage re-pinning kit
	2	Key lock boxes for ET 123
	1	Milwalkee sawzaw cord
	1	Skill saw model 77
	4	Dewalt cordless drills
	5	18v Dewalt batteries
	1	Sanitaire vacuum
	1	Proteam back pack vacuum
	3	Levels
	2	Hard hats
	2	Measuring tapes
	1	Irwin chalk line
	6	Chairs
	1	Millematic 115v wire welder
	3	Campbell Hausfeld 26-gal air compressor
	2	Umbrellas for outside tables
	2	Huskey bags
	2	Klein gloves
	2	Husky standard open & box in wrenches sizes
	2	Work force crescent wrenches
	2	Work force needle nose pliers
	2	Wire cutters
	3	¼ drive extensions
	2	¼ drive
	2	Workforce lineman
	2	Workforce pliers
	2	¼ socket set
	2	Workforce channel lock
	2	10cr vise grip wrenches
	2	Klien tools box set
	2	Sets nut drivers
	1	Fan blade pully
	1	Dewalt impact wrench
	1	Weller sodering kit
	1	Pulley puller
	1	60 piece tap & die set
	1	Huskey 22 piece ½ drive socket set

B-2-4

2	3-lbs drilling hammer
1	16 piece ¾” drive socket set
2	Metric hex sets
1	Huskey combo drive set
2	460 channel locks
3	Pipe wrenches
1	Rubber mallet
2	Metric hex sets
1	Set of files (wood & metal)
1	Set of Huskey tin snipes
3	Hammers
1	Generator Coleman Powermate
1	Powerwasher-Ridgid 7.0
1	Paint sprayer
2	Schaffles
1	4’ ladder
1	6’ ladder
1	8’ ladder
1	12’ ladder
1	Extension ladder
2	Golf carts	Electric with lock devices
	Number of signs/cones for parking lot	Arena event

B-2-5

ENGINEERING EQUIPMENT INVENTORY (ET2)

Location	Amt	Item	Comments
Storage Room Computers	1	Envision Monitor-Security System
	1	Envision CPUr-Security System
	1	Samsung monitor-EMS Towers 2 &3
	1	Logitech CPU-EMS Towers 2 & 3
	2	Linksys
	2	Chairs
Tools	1	Drawer Huskey roll away
	1	Nut driver set
	1	12’ tape measurer
	1	Dewalt drill set
	1	Dewalt bit set
	2	Channel locks
	1	Hammer
	2	12’ mag lights
	1	Rubber mallet
	2	Files
	1	Haxsaw
	1	Electrical kit	Wire nut, voltage tester, strippers
	1	Toilet snake
	1	4’ ladder
	1	6’ ladder

B-2-6

ENGINEERING EQUIPMENT INVENTORY (ET3)

Location	Amt	Item	Comments
Storage Rooms		Craftsmant tool storage	7 drawer
	1	6” mag light
	1	Nut driver set
	1	¼ mixed socket set
	1	Hammer
	1	Tin snipes
Wirenut, linemans, nut drivers, voltage, tester wire strippers, 6 in 1 screwdrivers
	1	Electrical kit
Computers	1	Computer for security system
	1	APC UPS System
	1	Envision Monitor
	1	Envision CPU
	1	4’ ladder
	1	6’ ladder
	1	8’ ladder

B-2-7

EXHIBIT B-3

Description of Cornerstone Personal Property

See Attached.

B-3-1

Personal Property

GRE Cornerstone LLC

June 25, 2010

Amount	Description

Various artwork in common areas (see exclusion below)

Exclusion:

3-panel artwork on the wall of the 3rd floor lobby and artwork on the wall of 1st floor lobby across from elevator, which are personal property of Eric C. Smyth on loan to the building.

B-3-2

EXHIBIT B-4

Description of Mesa Personal Property

See Attached.

B-4-1

KEARNY MESA PROPERTY INVENTORY

1 Shop vac

1 Work bench

1 Key machine

1 Bench mounted grinder and wire wheel

1 Jobox storage container

1 Lot of hand tools

1 Desk & chair

1 Fax machine

1 Printer

1 Computer

1 Phone

1 Maint. Cart

2 Rolling trash cans

1 Flammable cabinet

3 6’ ladders

1 File cabinet

3 Park benches & 3 trash cans

10 Entry walk way mats

12 Exercise machines

2 Lobby benches

1 Gas power wash machine

2 Umbrella bag stands

1 Gas powered leaf blower

1 Air blower

21 Potted plants

16 Pictures

B-4-2

EXHIBIT B-5

Description of Rio Vista Personal Property

See Attached.

B-5-1

Rio Vista Tool Inventory

1) Combination wrench set, SAE 1/4”-11/4” 15 pcs

2) Combination wrench set, metric 5 pcs

3) power station jump start

4) plastic 2’ level

5) tin snips

6) misc. hammers, claw, sledge, rubber mallot

7) Lock out tag out kit

8) misc. screwdrivers

9) key inventory lock boxes, 2

10) file cabinets

11) Bench Grinder 6”

12) misc. allen wrenches

13) Shop Computer (computer, monitor, printer, keyboard)

14) Mapp gas torch for soldering

15) grease gun

16) caulking guns

17) 4’ fiberglass ladder

18) Two 6’ fiberglass ladder

19) misc. extension cords

20) 2600 psi porter cable power washer

21) Ridgid shop wet & dry vacuum

22) Echo 2 stroke gas blower

23) small hand operated drain snake

24) Husky socket set 1/4” & 3/8” drive

25) 2 wheel convertible dolly

26) flat furniture dolly

27) work bench

28) PVC pipe cutter

29) miscellaneous interior and exterior lighting

30) water pressure gauge for hose bibb

31) plastic garden sprayer for evap coil cleaner

32) folding drywall saw

33) rigid carpet fan blower

34) Dewalt 18 volt drill/saw kit

35) Dewalt 2 gal mini shop vac

36) Deburring tool

37) Cordless Telephone

38) Flammable liquid locker

39) bench vise

40) two maintenance/janitorial carts

41) miscellaneous gardening tools

42) three water hoses

43) miscellaneous door hard ware

44) miscellaneous AC, Plumbing, Electrical.....Parts

45) 15 conference room tables/ 30 conference room chairs

46) dumpster truck, two night crew utility carts, three vacuums

47) court yard..... 6 exterior trash cans, 4 picknick table sets, 3 benches

B-5-2

EXHIBIT B-6

Description of Walnut Creek Personal Property

See Attached.

B-6-1

Walnut Creek Executive Park Equipment

Management Office: 2855 Mitchell Drive, Suite 111

•	Computer Workstations (4)

¡      Including monitors, keyboards and CPUs.

•	Furnished Offices (4)

¡      Including desks, (4) executive chairs and small file cabinets.

•	Conference Room Furnishing

¡      Including a whiteboard, conference table and (6) chairs.

•	Kitchen Appliances and Lunch seating

¡      Including a microwave, Small refrigerator, table and (4) chairs.

•	Other Office Furniture

¡      6 — Chairs

¡      2 — Small tables

¡      9 — Assorted file cabinets

Support Staff Trailer

•	3 - Golf carts

•	Microwave

•	Small Refrigerator

•	Assorted tools including:

¡      2 - Power drills

¡      Assorted plumbing tools

¡      Assorted electrical tools

¡      1-17 gallon air compressor

¡      2 — Wet-dry vacuums

¡      1— backup air compressor for pneumatic air system

B-6-2

EXHIBIT C

ARGUS RUNS

Those Argus files of the Sellers delivered by a series of four (4) emails sent at approximately 3:45 p.m on April 10, 2010 and one (1) email containing the Argus file of the Sellers for the Walnut Creek Property sent at approximately 10:50 a.m. on April 22.2010, in each case from FBR Capital Markets & Co. employee Sarah Wilson to Matthew J,. Root, Chief Investment Officer of the Purchaser.

C-1

EXHIBIT D

Allocation of Values

All Cash
Property	Purchase Price
Glendale Office	$31,000,000
Empire Towers	$52,000,000
Cornerstone Court West	$6,000,000
Mesa	$19,500,000
Rio Vista	$16,700,000
Walnut Creek	$51,800,000
TOTAL $177,000,000

Cash and Stock
Property	Purchase Price
Glendale Office	$31,040,790
Empire Towers	$52,068,421
Cornerstone Court West	$6,007,895
Mesa	$19,525,658
Rio Vista	$16,721,974
Walnut Creek	$51,868,158
TOTAL $177,232,895

D-1

EXHIBIT E

Form of Bill of Sale

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that                         , a                          (“Seller”), for good and valuable consideration paid by                                 , a                                  (“Purchaser”), hereby sells to Purchaser, its successors and assigns, any and all right, title and interest of Seller in and to any and all equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property which are located on that certain real property legally described on Schedule A attached hereto and made a part hereof (collectively, the “Personal Property”), including, without limitation, those certain items more particularly referred to in Schedule B attached hereto and made a part hereof (collectively, the “Designated Personal Property”).

TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns to and for its own use and behalf forever.

Seller warrants that it owns good and marketable title to the Designated Personal Property and will defend title to such Designated Personal Property against all persons claiming a prior right thereto to the extent that such prior right is alleged to exist on or before the date of this Bill of Sale.

Except as expressly otherwise provided herein, this Bill of Sale shall be without representation or warranty by, and without recourse to, Seller.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

[Signature page to follow]

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized officers as of                         .

SELLER:

,
a

By:
Name:
Its:

PURCHASER:

, a

By:		,
a
Its:

By:
Name:
Its:

SCHEDULE A

TO

BILL OF SALE

LEGAL DESCRIPTION OF REAL PROPERTY

SCHEDULE B

TO

BILL OF SALE

PERSONAL PROPERTY

EXHIBIT F

FORM OF DEED

Recording Requested By and

When Recorded Mail to:

____________________________

____________________________

____________________________

Attn: _______________________

MAIL TAX STATEMENTS TO:

____________________________

____________________________

____________________________

Attn: _______________________

GRANT DEED

Assessor Parcel Number: ____________

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

For valuable consideration, receipt of which is acknowledged,                                     , a                                      (“Grantor”), hereby grants to                                     , a                                      (“Grantee”), the real property in the City of                         , County of                         , State of California, described in Exhibit A attached hereto and made a part hereof (the “Property”).

This conveyance is subject to those certain matters of record specified on Exhibit B attached hereto and made a part hereof.

[Signature page to follow]

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by its Authorized Signatory.

Dated:                     , 2010.

,
a

By:
Name:
Its:

EXHIBIT A

TO

GRANT DEED

LEGAL DESCRIPTION

EXHIBIT B

TO

GRANT DEED

PERMITTED EXCEPTIONS

[INSERT FROM TITLE POLICY ISSUED AT CLOSING]

ACKNOWLEDGMENT

State of California

County of

On                              before me,                                                                              , personally appeared                                                                                                                                                                         _________________________________________________________________________________________

______________________________________________________________________________________,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                               (Seal)

SEPARATE STATEMENT OF

DOCUMENTARY TRANSFER TAX

Registrar-Recorder/County Clerk

_________________________

_________________________

Dear Sir or Madam:

In accordance with Section 11932 of the California Revenue and Taxation Code, it is requested that this Statement not be recorded with the attached Grant Deed but be affixed to the Grant Deed after recordation and be returned as directed thereon.

The Grant Deed names                                                          , a                                                          , as Grantor and                                         , a                                     , as Grantee. The property being transferred is located in the City of                     , County of                     , State of                     .

The amount of documentary transfer tax due on the attached Grant Deed is $                    , computed on the full value of the property; the amount of $                     represents the county transfer tax and the amount of $                     represents the city transfer tax.

    Dated:                     , 2010.

,
a

By:
Name:
Its:

EXHIBIT G

FIRPTA Affidavit

Transferor’s Certification of Non-Foreign Status

To inform __________________________, a _________________________ (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by _____________________________, a _____________________________ (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.    Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.    Transferor’s U.S. employer identification number is _______________; and

4.    Transferor’s office address is c/o Guggenheim Plus Leveraged LLC, Four Copley Place, Boston, Massachusetts, 02119.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: _________________

TRANSFEROR:

,
a

By:
Name:
Its:

G-1

EXHIBIT H

Form of Owner’s Title Affidavit

OWNER’S TITLE AFFIDAVIT

The undersigned hereby states that to the undersigned’s actual current knowledge:

1.         The undersigned is the owner of real property (the “Property”) and more particularly described in First American Title Insurance Company Preliminary Report dated                     , 20     bearing Order No.                              (the “Preliminary Report”).

2.         The undersigned’s possession of the Property has been peaceful and undisturbed and the title thereto has never been disputed, questioned or rejected, nor insurance thereof refused. The undersigned knows of no facts by reason of which said possession or title might be called into question, or by reason of which any part of the Property, or any interest therein adverse to it might be raised.

3.         There are no defects, liens, encumbrances, adverse claims or other matters affecting title to the Property, recorded or unrecorded, other than those matters set forth in the Preliminary Report.

4.         There are no parties entitled to possession of the Property other than as set forth in the rent roll attached hereto as Schedule A (the “Leases”). Neither the tenants under the Leases nor any third parties have any rights of first refusal or options to purchase the Property.

5.         No proceedings in bankruptcy have ever been instituted by or against the undersigned in any court of law of before any officer of any court in any state or territory of the United States, nor has the undersigned made, at any time, an assignment for the benefit of creditors, nor an assignment, now in effect, of the rents of the Property or any part thereof.

6.         There has been no work done, services rendered or materials furnished at the behest of the undersigned in connection with repairs, improvements or alterations or any similar activity at the Property within 120 days prior to this date, except in connection with tenant improvements, and there are no outstanding claims or persons entitled to claim for mechanics’ or materialmen’s liens against said Property, except as shown on the Preliminary Report.

7.         The undersigned covenants and agrees that in the event First American Title Insurance Company disburses funds from escrow prior to the time of recordation of the grant deed transferring title to the Property in this transaction, Seller shall not record any documents affecting the Property in any way at any time on the date of disbursement of funds and prior to the recordation of the aforesaid grant deed.

[Signature page to follow]

H-1

This affidavit is made for the purpose of inducing First American Title Insurance Company to insure title to the Property.

Dated this          day of                     , 2010.

OWNER:

, a

By:
Name:
Its:

H-2

EXHIBIT I

Due Diligence Materials

1.         Leases and Contracts.     For each Real Property, copies of all existing leases and amendments, current rolls, historical occupancy reports for the last three (3) years, existing letters of intent, any service, management, leasing or other Contracts related to such Real Property, any financial information related to any tenant, together with any information regarding purchase options, rights of first refusal, or lease extensions or termination options and other rights of tenants.

2.         Title, Survey, Use, and Zoning Matters.     For each Real Property, to the extent in Seller’s possession, copies of the most recent title report and ALTA survey, as well as any CC&Rs and/or Reciprocal Easement Agreements, any governmental correspondence or other documentation and notices related to use, zoning, building code or other regulatory matters, and occupancy certificates.

3.         Hazardous Materials and Environmental Matters.     For each Real Property, to the extent in Seller’s possession, the most recent Phase 1 environmental inspection report, asbestos survey, and O&M report, as well as any geotechnical or other soils reports and Natural Hazard Disclosure Reports.

4.         Historical Income, Expense, and Capital Expenditure Data.     For each Real Property, historical operating information related to such property, including three (3) full years’ and year to date (YTD) records (2007, 2008, 2009, and YTD 2010) confirming collected income, operating expenses, CAM reconciliations, delinquency reports, security deposits, capital expenditures, commissions and fees (collectively, the “Financial Statements”), together with related correspondence, notices, existing audits, tax filings, contracts, and associated books and records (the items referenced in this item 4 are collectively referred to in the Agreement of which this Exhibit is a part as Sellers’ “Books and Records”).

5.         Collateral Materials.     For each Real Property, copies of property tax bills for the last two (2) years, utility bills, service contracts, three (3) years of insurance loss runs, a list of pending litigation affecting such property, and an inventory of Personal Property.

6.         Building Plans.     For each Real Property, to the extent in Seller’s possession, construction plans and specifications, floor plans, site plans, and all associated drawings.

I-1

EXHIBIT J

Intentionally Omitted

J-1

EXHIBIT K

Seller and Purchaser Knowledge Parties

Seller Knowledge Parties:

Property	Knowledge Party
Glendale	Joe Marconi, Jr.
Empire Towers	Joe Marconi, Jr.
Cornerstone	Joe Marconi, Jr.
Kearny Mesa	Andrew Gitelson
Rio Vista	Andrew Gitelson
Walnut Creek	Andrew Gitelson

Purchaser Knowledge Parties:

Matthew J. Root

K-1

EXHIBIT L

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is made and dated for reference purposes as of the          day of                     , 2010, by and between _________________________ (“Assignor”), and _____________________ (“Assignee”), both of whom may be referred to herein as the “Parties” and each of whom may be referred to herein as a “Party.”

RECITALS

A.         Assignor and Assignee are parties to that certain Sale, Purchase and Escrow Agreement (Property Pool A), dated                     , 2010, as the same may heretofore have been amended and assigned (the “Purchase Agreement”). Unless otherwise expressly defined herein, capitalized terms used herein without definition shall have the same meaning given to such terms in the Purchase Agreement.

B.         This Assignment is being made pursuant to the Purchase Agreement for the purpose of memorializing the assignment by Assignor to Assignee of: (a) those certain Leases described on Exhibit “A” attached hereto, (b) the Security Deposits described on Exhibit “B” attached hereto, (c) those certain Assigned Contracts described on Exhibit “C” attached hereto, and (d) the Intangible Properties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         Assignment of Leases, Security Deposits, Assigned Contracts and Intangible Properties.     Subject to the provisions of the Purchase Agreement, effective as of the Closing, (a) Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee, and Assignee hereby accepts the assignment of, the Leases described on Exhibit “A” attached hereto and the Security Deposits described on Exhibit “B” attached hereto and all of the right, title, estate, interest, benefits and privileges of the lessor or landlord thereunder; (b) Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee, and Assignee hereby accepts the assignment of, the Assigned Contracts described on Exhibit “C” attached hereto, and (c) Assignor hereby transfers and assigns to Assignee the Intangible Properties.

2.         Assumption of Obligations.     Subject to the provisions of the Purchase Agreement, by acceptance of this Assignment, effective as of the Closing, Assignee hereby assumes and agrees to perform and to be bound by (i) all of the terms, covenants, conditions and obligations imposed upon the lessor or landlord under the Leases described on Exhibit “A” attached hereto accruing with respect to the period on or after the Closing, and (ii) all of the terms, covenants, conditions and obligations imposed upon the owner of the Properties under the Assigned Contracts described on Exhibit “C” attached hereto accruing with respect to the period on or after the Closing.

Assignment and Assumption

3.         Indemnification by Assignor.     Assignor hereby agrees to indemnify, defend and hold harmless Assignee of, for, from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to the breach by Assignor of any of the obligations, terms and/or covenants of (i) the lessor or landlord under or pursuant to the Leases described on Exhibit “A” attached hereto, and/or (ii) the owner of the Properties under or pursuant to the Assigned Contracts described on Exhibit “C” attached hereto, which obligations, terms and/or covenants accrue with respect to the period prior to the Closing; provided that the provisions of this Section 3 shall be subject to the provisions of Section 16.15 of the Purchase Agreement.

4.         Indemnification by Assignee.     Assignee hereby agrees to indemnify, defend and hold harmless Assignor of, for, from and against any and all claims, demands, liabilities; losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to the breach by Assignee of any of the obligations, terms and/or covenants of (i) the lessor or landlord under or pursuant to the Leases described on Exhibit “A” attached hereto, and/or (ii) the owner of the Properties under or pursuant to the Assigned Contracts described on Exhibit “C” attached hereto, which obligations, terms and/or covenants accrue with respect to the period on or after the Closing.

5.         Proration.     Nothing contained in this Assignment shall constitute a waiver of or a limitation on any of the rights and obligations of the Parties pursuant to the Purchase Agreement concerning prorations.

6.         Successors and Assigns.     This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective Parties hereto.

7.         Attorneys’ Fees.     In the event of any legal action between Assignor and Assignee arising out of or in connection with this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs incurred in such action and any appeal therefrom.

8.         Governing Law; Jurisdiction and Venue.     This Assignment shall be governed by the laws of the State of California. The proper venue for any claims, causes of action or other proceedings concerning this Assignment shall be in the state and federal courts located in the County of where the Property is located in the State of California.

9.         Counterparts.     This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

10.         Cooperation.     Assignor hereby agrees to and shall execute and deliver to Assignee any and all documents, agreements and instruments necessary to consummate the transactions contemplated by this Assignment.

Assignment and Assumption

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

EXHIBIT - DO NOT SIGN

By:

Title:

By:

Title:

ASSIGNEE:

EXHIBIT - DO NOT SIGN

By:

Title:

Assignment and Assumption

EXHIBIT “A”

TO ASSIGNMENT AND ASSUMPTION

LEASES

Assignment and Assumption

EXHIBIT “B”

TO ASSIGNMENT AND ASSUMPTION

SECURITY DEPOSITS

Assignment and Assumption

EXHIBIT “C”

TO ASSIGNMENT AND ASSUMPTION

ASSIGNED CONTRACTS

Assignment and Assumption

EXHIBIT M

Form of Tenant Estoppel Certificate

To:	_________________

_________________

_________________

_________________

To:	[Lender]

_________________

_________________

_________________

RE:	That certain lease agreement dated ______________, 20___, as amended by that certain _____________ dated ___________, 20__ (as amended or modified, the “Lease”), whereby ______________, as tenant therein (“Tenant”), leased from __________, as landlord therein (“Landlord”), approximately _____ net rentable square feet of space located in __________________ (the “Premises”), which is located in the City of _______________, State of ________________ (the “Property”).

Ladies and Gentlemen:

Tenant acknowledges that ________________________________ (“Buyer”), is reviewing the possible purchase of the Property from Landlord. Tenant further acknowledges that, in the event Buyer elects to purchase the Property, ________________ (“Lender”), is reviewing the possibility of providing financing to Buyer in connection with Buyer’s purchase of the Property. In connection therewith, Tenant hereby certifies, represents and warrants to Buyer and Lender, and their respective successors and assigns, as follows:

1.         A true and correct copy of the Lease is attached hereto as Exhibit “A,” and incorporated herein by reference. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Property, is in good standing, full force and effect, and has not been amended, modified or assigned either orally or in writing, except as provided in the Preamble of this Tenant Estoppel Certificate.

2.         Tenant’s net rentable square footage of Tenant’s Premises is equal to ________________ square feet.

3.         The term of the Lease commenced on _______________, 20_, and will terminate on _______________ 20_. Tenant has __________ renewal options of ________________ years each.

4.         The current monthly amount of base rent payable by the Tenant is equal to $            . Current charges for operating expenses, insurance and real estate taxes are ___________ per month. Base rent has been paid through ___________, 20____, and additional rent for operating expenses, insurance premiums and real estate taxes has been paid through _______________, 20_. No rent has been prepaid by more than thirty (30) days. No percentage rent is payable pursuant to the Lease.

5.         Tenant is responsible for paying its proportionate share of operating expenses, insurance and real estate taxes owed regarding the Property. Tenant’s proportionate share of said operating expenses, insurance and real estate taxes is equal to ______________% calculated by taking Tenant’s net rentable square footage of the Premises divided by _________, the total net rentable square footage of the Property.

[Alternative Provision: Tenant is responsible for paying its proportionate share of operating expenses, insurance and real estate taxes owed regarding the Property in excess of the amount of such costs incurred during the Base Year. The Base Year for Tenant is ___________ Tenant’s proportionate share of said operating expenses, insurance and real estate taxes is equal to __________% calculated by taking Tenant’s net rentable square footage of the Premises divided by __________, the total net rentable square footage of the Property.]

6.         Tenant has not deposited any monies or instruments to secure any of its agreements and obligations under the Lease and has not paid any advance rentals or other amounts, excepts as specified below (write “NONE” if there is none).

___________________________________________________________________________________

7.         There are no defaults of Landlord or Tenant under the Lease, and there are no existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default by Landlord or Tenant under the Lease. Landlord and Tenant are in full compliance with their obligations under the Lease.

8.         No breach or violation exists of any of the provisions of the Lease granting exclusive uses to Tenant or prohibiting or restricting uses of other tenants.

9.         Construction of all improvements required under the Lease and any other conditions to Tenant’s obligations under the Lease, if any, have been satisfactorily completed by Landlord. Tenant has accepted the Premises and is occupying and operating in the Premises.

10.         Tenant has no charge, lien, claim of set-off, abatement or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions, and covenants contained therein, and Tenant is not entitled to any concessions, rebates, allowances or other considerations for free or reduced rent.

11.         There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief of debtors contemplated or filed by Tenant or pending against Tenant.

12.         Tenant has not subleased all or any portion of the Premises or assigned any of its rights under the Lease, nor pledged any interest therein.

13.         Tenant does not have any rights or options to purchase the Property, the Premises or any portion thereof.

14.         If the Lease is guaranteed, the Guaranty is unmodified and in full force and effect. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief of debtors contemplated or filed by any Guarantor or pending against any Guarantor.

15.         Tenant does not have any options, rights of first refusal, rights of first offer, expansion rights or similar rights with respect to other Property space.

16.         Tenant has never permitted or suffered the generation, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous substance, waste or materials in, on or about the Leased Premises or any adjacent property.

17.         Upon being notified of the closing of the above-referenced proposed purchase, sale and assignment, Tenant agrees to recognize Buyer as Landlord under the Lease and to send all rental payments and communications permitted or required under the Lease to such address as Landlord may, in writing, direct from time to time.

18.         The person(s) whose signature(s) appear(s) below is duly and fully authorized to execute this Tenant Estoppel Certificate and has knowledge of the facts and statements recited herein.

The certifications, representations and warranties herein made shall be binding upon Tenant, its heirs, legal representatives, successors and assigns, and shall inure to Buyer’s and Lender’s benefit and to the benefit of Buyer’s and Lender’s respective successors and assigns. Tenant acknowledges that Buyer may rely on this Tenant Estoppel Certificate in conjunction with its purchase and thereafter its ownership and operation of the Property. Tenant further acknowledges that Lender may rely on this Tenant Estoppel Certificate in conjunction with its financing of the purchase of the Property by Buyer.

IN WITNESS WHEREOF, the Tenant has executed and delivered this Tenant Estoppel Certificate this ___________ day of ________________, 20___.

TENANT:

By

Title

GUARANTOR: (If Applicable)

By

Title

EXHIBIT “A”

TO FORM OF TENANT ESTOPPEL CERTIFICATE

LEASE

EXHIBIT N

Intentionally Omitted

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EXHIBIT O

SELLERS’ DISCLOSURES

Pool A Purchase Agreement – Exhibit O

Defaults

Building	Tenant	Balance	Notes
Cornerstone Court	None
Empire Towers 1	MAI Realty	138.432.70	In legal (not a currant tenant)
Empire Towers 1	Leisha Williams	13,274.87	In legal (not a current tenant)
Empire Towers 1	HomeSmart Financial	62,309.42	In legal (not a current tenant)
Empire Towers 1	Catalyst	63,450.06	Mediation hearing set for August 13, 2010 (not a current tenant)
Empire Towers 2	Marquee Staffing	52,000.00	$80,000 Judgment with $2,000 monthly payments (not a current tenant)
Glendale	BNC MORTGAGE, INC.	19,464.43	Received Chapter 7 bankruptcy notification by parent Lehman. (not a current tenant)
Glendale	FMX CONSULTING	7,931.52	Judgment obtained. Currently conducting asset search (not a current tenant)
Glendale	SEDIN-BEGAKIS & BISH	7,404.13	Ex-tenant paying monthly payments of $500. Total awarded judgment $19,268.13 with 10% interest per annum. (not a current tenant)
Glendale	Sprint	3,034.38	Failure to pay served 3 Day notice to pay rent or quit
Glendale	Dept. of Public Health	14,908.00	Unpaid Monthly Base Rent (4,311 ref)
Glendale	Dept. of Public Health	31,825.75	Unpaid Monthly Base Rent (13,627 rsf)
Glendale	Dept. of Corrections	24,990.00	Unpaid Monthly Base Rent (8,840 ref)
Kearny Mesa	None
Rio Vista	New Condos Online	21,846.00	$21,846 currently outstanding, tenant will begin making payments Sept 1st, 2011 on this amount outstanding. Tenant default notice never delivered, workout program created with the LL directly.
Rio Vista	Harris Goldman		Security deposit applied towards rent, due to a dispute. Security deposit has not been replenished. Has not been requested yet from tenant. No notice of default was delivered.
Rio Vista	Dr. Ferrell	$36,797.57	vacated and space has been released, $36,797.57 currently outstanding from tenancy. No notice of default delivered, that said a Notice to Vacate was delivered on 2/4/2010. (not a current tenant)
Walnut Creek	Ferns Adams	1,098.17	3 Day default Notice delivered July 15”, 2010 Tenant, has been making payments since then. The final $1,098.17 (late fees) to be paid in August 2010.
Rio Vista	State of California	34,587.00	Unpaid Monthly Base Rent ((19,418 rsf)

Pool A Purchase Agreement – Exhibit O

Assigned Contracts

Building	Contract	Notes
Glendale	ADT Security Services	Security services contract
Kearny Mesa	ThyssenKrupp Elevator	Elevator maintenance contract
Rio Vista	ThyssenKrupp Elevator	Elevator maintenance contract

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EXHIBIT P

SEC REQUIREMENTS

For the period of time commencing on the Effective Date and continuing through the second (2nd) anniversary of the Closing Date, each Seller shall, from time to time, upon reasonable advance notice from Purchaser, provide Purchaser and its representatives, agents and employees with access to all financial and other information pertaining to the period of such Seller’s ownership and operation of its respective Property, to the extent not theretofore delivered by Sellers to Purchaser, which information is relevant and reasonably necessary, in the opinion of the outside, third party accountants (the “Accountants”) of Pacific Office Properties Trust, Inc. (“POP”), to enable POP and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the SEC; (b) any other rule issued by the SEC and applicable to POP; and (c) any registration statement, report or disclosure statement filed with the SEC by, or on behalf of, POP; provided, however, that in any such event(s), Purchaser shall reimburse Seller for all third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller acknowledges and agrees that the following is a representative description of the information and documentation that POP and the Accountants may require in order to comply with (a), (b) and (c) above. Seller shall provide such information on a per Property basis.

1.	Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2.	Seller’s written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed pursuant to those Leases, and the straight line effect of (a) and (b);

3.	Seller’s internally-prepared Operating Statements;

4.	Access to Leases;

5.	Most currently available real estate Tax Bills;

6.	Access to Seller’s cash receipt journal(s) and bank statements for the Property;

7.	Seller’s general ledger with respect to the Property;

8.	Seller’s schedule of expense reimbursements required under Leases in effect on the Closing Date;

9.	Schedule of those items of repairs and maintenance performed by, or at the direction of Seller, during Seller’s final fiscal year in which Seller owns and operates the Property (the “Final Fiscal Year”);

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10.	Schedule of those capital improvements and fixed asset additions made by, or at the direction of, Seller during the Final Fiscal Year;

11.	Access to Seller’s invoices with respect to expenditures made during the Final Fiscal Year;

12.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

13.	A representation letter in such form as is reasonably required by Purchaser, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements.

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EXHIBIT Q

FORM OF AUDIT LETTER

[Current Date]

_________________________

_________________________

_________________________

Attention: _____________

Ladies and Gentlemen:

We are providing this letter (a) in connection with your audit of the statement of revenue and certain expenses for the commercial property commonly known as__________________ (the “Property”) for the year ended December 31, 20____1 (“Financial Statement”) and (b) for the purpose of your expression of an opinion (“Opinion”) as to whether the Financial Statement presents fairly, in all material respects, the revenue and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which Opinion shall be issued for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. We understand that (i) you have excluded from the Financial Statement certain expenses that would not be comparable to those resulting from the proposed future operations of the Property and (ii) the Financial Statement is not intended to be a complete presentation of the revenue and expenses of the Property. We confirm that we are responsible to provide to you correct information concerning the revenue and certain expenses generated from and incurred in connection with, the ownership and operation of the Property by the undersigned prior to _______________, 20____2 (the “Closing Date”) in conformity with GAAP.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to our knowledge and belief, as of the date of this letter, the following representations made to you during your audit:

(1)	We have made available to you all financial records and related data, including lease agreements, and amendments thereto which support the amounts reported in the Financial Statement and that relate to our period of ownership of the Property.

1          Note that this date will be December 31st of the calendar year immediately preceding the calendar year in which the Closing Date occurs.

2          The date on which ___________ consummates its acquisition of the Property

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(2)	With respect to the period of time during which the undersigned owned the Property: (x) there are no material transactions that have not been properly recorded in the accounting records of the undersigned that underlie the Financial Statement; and (y) the revenue and certain expenses included in the Financial Statement are for the Property operations, and do not relate to operations that have occurred for other properties owned or managed by us.

(3)	We have no knowledge of any fraud or suspected fraud (during our ownership of the Property) involving management or employees who have significant roles in internal control, whether or not perceived to have a material effect on the financial statements. There are no allegations of fraud or suspected fraud affecting the Property (during our ownership of the Property) received by us in communications from employees, former employees, regulators, or others.

(4)	Related party transactions with which we were involved during our ownership of the Property and where applicable, have been properly recorded or disclosed in the Financial Statement.

(5)	We are not aware of any information relating to our ownership of the Property and indicating that an illegal act, or violations or possible violations of any regulations, including the failure to file reports required by regulatory bodies (e.g., SEC, DOC, IRS, EPA, OCC, FDIC, DOL) when the effects of failing to file could be material to the financial statements of the Property.

(6)	We are not aware of any unasserted claims or assessments (with respect to our ownership of the Property) that our lawyer has advised us are probable of assertion and must be disclosed in accordance with FASB Statement No. 5, Accounting for Contingencies.

(7)	During our ownership of the Property, we complied with all aspects of contractual agreements to which we were a party that would have a material effect on the Financial Statement in the event of noncompliance.

To our knowledge and belief, no events have occurred subsequent to December 31, 20___3, and through the date this letter is signed that would require adjustment to or disclosure in the Financial Statements.

Very truly yours,

Name and Title	Date

Name and Title	Date

3          Note that this date will be December 31st of the calendar year immediately preceding the calendar year in which the Closing Date occurs.

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